Filed Pursuant to Rule 424(b)(5)
Registration No. 333-188170

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 15, 2013

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 10, 2013)

             Shares

POWERSECURE INTERNATIONAL, INC.

Common Stock

We are offering              shares of our common stock, par value $.01 per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed and traded on The NASDAQ Global Select Market under the symbol “POWR.” On August 14, 2013, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $18.13 per share.

Investing in our common stock involves significant risks. You should carefully read “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 8 of the accompanying prospectus, and the discussion of risk factors in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	The underwriters will be reimbursed for certain fees and expenses incurred in connection with this offering. See “Underwriting” for details.

We have granted the underwriters an option to purchase within 30 days of the date of this prospectus supplement up to an additional              shares of our common stock at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts and commissions will be $            , and the total proceeds to us, before expenses, will be $            .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Baird

The date of this prospectus supplement is August         , 2013.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts of this document combined. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely solely on the information in this prospectus supplement.

Before investing in any of the shares being offered under in this prospectus supplement and the accompanying prospectus, you should read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein or therein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. Neither we nor the underwriters have authorized any other person to provide you with information that is different from the information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. If any person does provide you with information that differs from information that is contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus, you should not rely on it. Neither we nor the underwriters are making an offer to sell or are soliciting an offer to buy these securities in any jurisdiction where such offers or sales are not permitted.

Neither the delivery of this prospectus supplement and in the accompanying prospectus nor any sale made using this prospectus supplement or in the accompanying prospectus implies that there has been no change in our affairs or that the information in this prospectus supplement or in the accompanying prospectus is correct of any date after their respective dates. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of the document or that any of the information that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, even if this prospectus supplement or in the accompanying prospectus is delivered, or if any securities are sold, on a later date. Our business, financial condition, results of operations and prospectus may have changed since those dates.

In this prospectus supplement, references to “PowerSecure,” “we,” “us” and “our” mean PowerSecure International, Inc. together with its subsidiaries, primarily PowerSecure, Inc. and its majority-owned and wholly-owned subsidiaries, UtilityEngineering, Inc., PowerServices, Inc., EnergyLite, Inc., EfficientLights, LLC (“EfficientLights”), Innovative Electronic Solutions Lighting, LLC (“IES”), Reid’s Trailer, Inc. (“PowerFab”), Innovation Energies, LLC, Southern Energy Management PowerSecure, LLC (“PowerSecure Solar”), Solais Lighting, Inc. (“Solais”) and PowerPackages, LLC, as well as Southern Flow Companies, Inc. (“Southern Flow”), WaterSecure Holdings, Inc. (“WaterSecure”), and Marcum Gas Metering, Inc., unless we state otherwise or the context indicates otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of and made under the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements other than statements of historical fact, including statements that refer to plans, intentions, objectives, goals, strategies, hopes, beliefs, projections, prospects, expectations or other characterizations of future events or performance, and assumptions underlying the foregoing. The words “may,” “could,” “should,” “would,” “will,” “project,” “intend,” “continue,” “believe,” “anticipate,” “estimate,” “forecast,” “expect,” “plan,” “potential,” “opportunity” and “scheduled,” variations of such words, and other comparable terminology and similar expressions are often, but not always, used to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about the following:

•

our prospects, including our future business, revenues, expenses, net income, earnings per share, margins, profitability, cash flow, cash position, liquidity, financial condition and results of operations, backlog of orders and revenue, our targeted growth rate and our expectations about realizing the revenues in our backlog and in our sales pipeline;

•

the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions, including the current economic and market conditions and their effects on our customers and their capital spending and ability to finance purchases of our products, services, technologies and systems;

•	the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flow, liquidity, financial condition and results of operations;

•

our products, services, technologies and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

•	our markets, including our market position and our market share;

•	our ability to successfully develop, operate, grow and diversify our operations and businesses;

•	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

•

the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

•	the value of our assets and businesses, including the revenues, profits and cash flow they are capable of delivering in the future;

•	industry trends and customer preferences and the demand for our products, services, technologies and systems;

•	the nature and intensity of our competition, and our ability to successfully compete in our markets;

•

fluctuations in our effective tax rates, including the expectation that with the utilization of a significant portion of our tax net operating losses in recent years our tax expense in future years will likely approximate prevailing statutory tax rates;

•	business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships; and

•	the effects on our business, financial condition and results of operations of litigation, warranty claims and other claims and proceedings that arise from time to time.

Any forward-looking statements we make are based on our current plans, intentions, objectives, goals, strategies, hopes, beliefs, projections and expectations, as well as assumptions made by and information currently available to management. Forward-looking statements are not guarantees of future performance or events, but are subject to and qualified by substantial risks, uncertainties and other factors, which are difficult to predict and are often beyond our control. Forward-looking statements will be affected by assumptions and expectations we might make that do not materialize or that prove to be incorrect and by known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, anticipated or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described in “Risk Factors” below, as well as other risks, uncertainties and factors discussed elsewhere in this prospectus supplement and the accompanying prospectus, in documents that we include as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part or incorporate by reference into this prospectus supplement and the accompanying prospectus, and in other reports and documents we from time to time file with the SEC and incorporate by reference in this prospectus supplement and the accompanying prospectus. In light of these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements that we make.

Any forward-looking statements contained in this prospectus supplement or in the accompanying prospectus or in any document we incorporate by reference speak only as of the respective dates of this prospectus supplement, the accompanying prospectus or such document incorporated by reference. We undertake no duty or obligation to update or revise any forward-looking statement or to publicly disclose any update or revision for any reason, whether as a result of changes in our expectations or the underlying assumptions, the receipt of new information, the occurrence of future or unanticipated events, circumstances or conditions or otherwise.

SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our shares. You should read this entire prospectus supplement and the accompanying prospectus carefully including the information referred to under the heading “Risk Factors” in this prospectus supplement, the financial statements and other information incorporated by reference in this prospectus supplement and the accompany prospectus, before making an investment in our common stock.

Our Company

Company Overview

PowerSecure International, Inc., headquartered in Wake Forest, North Carolina, is a leading provider of products and services to electric utilities and to their large commercial, institutional and industrial customers.

We conduct our core operations through our Utility and Energy Technologies segment, which consists of three product and service areas: our Distributed Generation products and services, our Utility Infrastructure products and services, and our Energy Efficiency products and services. These three areas are commonly focused on serving the needs of utilities and their commercial, institutional and industrial customers to help them generate, deliver and use electricity more reliably and efficiently.

Our strategy is focused on growing these three product and service areas because we believe there is a large unmet market opportunity where we can apply our unique knowledge and skills in the areas of energy generation, delivery and usage to help our customers save money by increasing the efficiency and reliability of their power supply. These three product and service areas share a number of common or complementary utility relationships and customer types, common sales and overhead resources, and common facilities. We discuss and distinguish our Utility and Energy Technologies business due to the unique market needs they are addressing, and the distinct technical disciplines and specific capabilities required for us to deliver them, including personnel, technology, engineering, and intellectual capital.

Our business operates primarily out of our Wake Forest, North Carolina headquarters office, and its operations also include several satellite offices and manufacturing facilities, the largest of which are in the Raleigh and Randleman, North Carolina, McDonough, Georgia, Anderson, South Carolina and Bethlehem, Pennsylvania areas. The locations of our sales organization and field employees are generally in close proximity to the utilities and the commercial, institutional and industrial customers they serve.

Recent Developments

Transfer of Common Stock Listing to NYSE

Our common stock is currently listed on The NASDAQ Global Select Market under the trading symbol “POWR.” On August 6, 2013, we received notice from the New York Stock Exchange that our common stock was approved for listing and trading on NYSE. We expect that our common stock will begin trading on the NYSE on August 28, 2013 under its current symbol “POWR.” Until such time, our common stock will continue trading on The NASDAQ Global Select Market.

Acquisition of Solais Lighting

On April 12, 2013, we acquired Solais Lighting, Inc. (“Solais”), a Connecticut-based LED lighting company with a proprietary portfolio of LED lamps and fixtures for commercial and industrial applications. Solais’ innovative designs, which are covered by a variety of patents and patents pending, provide their products with enhanced light output, thermal management, optics and light quality, and aesthetics. The acquisition of Solais is intended to strengthen and complement our existing LED business through the addition of new product lines and new skill sets around product design, product commercialization, and manufacturing and sourcing capabilities. In addition, Solais will add to our capabilities in marketing LED lighting through distributor channels.

Acquisition of ESCO Business

In February 2013, we acquired certain assets, including contracts with customers relating to energy efficiency projects, of the energy services business, referred to as ESCO, of Lime Energy Services Co. (“LESCO”), the operating subsidiary of Lime Energy Co. (“Lime”). The acquired ESCO business involves the design, installation and maintenance of energy conservation measures, primarily as a subcontractor to large energy service company providers, called ESCOs, for the benefit of commercial, industrial and institutional customers as end users, as well as a prime contractor directly to such end users. The acquisition expands our portfolio of energy efficient facility technologies and expertise, which now includes lighting solutions, HVAC system upgrades, building envelope upgrades, transformer efficiency upgrades and water conservation systems. The business serves ESCOs by providing energy efficiency solutions across a range of facilities, including high-rise office buildings, distribution facilities, manufacturing plants, retail sites, mixed use complexes, large government sites and small, local facilities.

Total revenues and pre-tax income from the ESCO business since the date of acquisition included in our consolidated statements of income for the six months ended June 30, 2013 were $13.1 million and $0.9 million, respectively. In addition, acquisition related costs in the amount of $0.1 million were recognized as an expense during the six months ended June 30, 2013, and are included in general and administrative expense in our consolidated statements of income.

The purchase price for the acquired ESCO assets and business consisted of approximately $1.9 million in cash, subject to a post-closing confirmation of the amount of the negative net working capital balance, plus the assumption of approximately a negative $3.6 million net working capital balance. The negative net working capital that we assumed consisted of approximately $6.3 million in accounts receivable and other current assets and approximately $9.9 million in trade payables and other debts, liabilities and obligations relating to the acquired business and assumed contracts. We and LESCO entered into a subcontracting agreement under which we act as subcontractor to LESCO under the majority of the assumed contracts, pursuant to which we obtain the rights and benefits, and take on the duties and obligations, of LESCO under such assumed contracts after the closing.

Also in connection with the ESCO acquisition, we entered into certain indemnifications to the surety on the bonds for certain projects that were bonded prior to the closing by LESCO with respect to the assumed contracts until the projects are completed or until the consents are obtained and the bonding can be completed in PowerSecure’s name directly.

THE OFFERING

The following is a brief summary of the terms of the offering. For a more complete description of our common stock, see “Description of Common Stock” beginning on page 9 of the accompanying prospectus.

Issuer	PowerSecure International, Inc.

Shares of common stock offered by us	shares

Common stock to be outstanding after this offering	shares (or shares if the over-allotment option is exercised in full).

Over-allotment option	We have granted an option to the underwriters to purchase up to an additional shares of common stock within 30 days of the date of this prospectus supplement in order to cover over-allotments, if any.

Use of proceeds	We intend to use the net proceeds we receive from the sale of shares in this offering for working capital and general corporate purposes. See “Use of Proceeds” below.

Risk factors	See “Risk Factors” beginning on page S-10 of this prospectus supplement for a discussion of factors that you should carefully consider before decide to invest in shares of our common stock.

Listing and trading symbol	Our common stock is listed and traded on The NASDAQ Global Select Market under the symbol “POWR.” The common stock has been approved for listing and trading on the New York Stock Exchange, under the same symbol, which we expect to begin on August 28, 2013. Until such time, the common stock will continue trading on The NASDAQ Global Select Market.

Concurrently with this offering under a separate prospectus, Sidney Hinton, our President and Chief Executive Officer, is offering 200,000 shares of our common stock in an underwritten offering under a separate registration statement and prospectus at the same price and on the same terms as the shares we are offering under this prospectus supplement.

The number of shares of our common stock to be outstanding after this offering is based upon 19,323,606 shares outstanding as of August 1, 2013. This number does not include, as of such date:

•	675,811 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $7.75 per share; or

•

1,261,829 shares of common stock available for future issuance under our 2008 Stock Incentive Plan, as amended and restated, which is currently our only stock plan under which we can grant stock awards.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of our common stock in this offering will be approximately $             million, after deducting the underwriting discount and estimated offering expenses payable by us. If the underwriters exercise in full their over-allotment option to purchase additional shares, we estimate that our net proceeds from the sale of our common stock in this offering will be approximately $             million, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the shares by us in this offering for general corporate purposes, including but not limited to working capital, capital expenditures, acquisitions, repurchases of outstanding shares and other business opportunities. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. Accordingly, we will have broad discretion in the application of any proceeds from the sale of securities offered in this prospectus supplement. Pending any specific application of the net proceeds from this offering, we intend to invest such net proceeds in short-term marketable securities.

RISK FACTORS

Investing in our shares involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors and information described below and in our most recent Annual Report on Form 10-K, as supplemented and updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, and in other documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the risk factors and other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

If any of these risks were to occur, our business, affairs, assets, financial condition, results of operations, cash flows and prospects could be materially and adversely affected. If this occurs, the trading price of our shares could decline, and you could lose all or part of your investment in our shares. For more information about our SEC filings, including where you can find them, please see “Where You Can Find More Information” and “Incorporation of Documents by Reference.” In connection with any forward-looking statements included in this prospectus supplement and the accompanying prospectus, you should also carefully review the cautionary statements included below under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

The slow economic recovery, including continuing challenging business and market conditions, and uncertainty in the financial and capital markets, has the potential to materially and adversely affect our business and financial results in future periods.

The United States and world economies continue to suffer from difficult economic conditions, slow to recover from the deep economic recession and financial crisis that impacted the business community and the financial markets in recent years. Adverse economic conditions could negatively affect our customers and our markets, and thus negatively impact our business and results of operations, in the future, by extending the length of our sales cycle and causing potential customers to delay, defer or decline to make purchases of our products and services due to uncertainties surrounding the future performance of their businesses, limitations on their capital expenditures due to internal budget constraints, the inability to obtain financing in the capital markets, and the adverse effects of the economy on them. As a result, if these adverse economic conditions and factors continue or worsen, this could limit our growth and expansion and otherwise materially and adversely affect our business, financial condition and results of operations.

Our operating results can fluctuate significantly from period to period, which makes our operating results difficult to predict and can cause our operating results in any particular period to be less than comparable periods and expectations from time to time.

Our revenues, expenses, margins, net income, cash flow, cash, working capital, debt, balance sheet positions, and other operating results have fluctuated significantly from quarter-to-quarter, period-to-period and year-to-year during our operating history and are likely to continue to fluctuate in the future due to a variety of factors, some of which are outside of our control. Factors that affect our operating results include the following:

•

the effects of general economic and financial conditions, including the sluggish economy and the challenging and uncertain capital and credit markets, the potential economic consequences if Congress fails to act to avoid certain important upcoming fiscal, deficit and budgetary deadlines, and the potential for such economic and market challenges to continue or recur in the future, negatively impacting our business operations and our revenues and net income, including the negative impact these conditions could have on the timing of and amounts of orders from our customers, and the potential these factors have to negatively impact our access to capital to finance our business;

•

the size, timing and terms of sales and orders, especially large customer orders, as well as the effects of the timing of phases of completion of projects for customers, and customers delaying, deferring or canceling purchase orders or making smaller purchases than expected;

•

our ability to make strategic acquisitions of key businesses, technologies and other assets and resources, to realize the expected benefits from such acquisitions, and effectively integrate the acquired businesses, assets and personnel in our organization, and to manage the costs related to such acquisitions, including our recent acquisitions of the ESCO business and of Solais;

•

our strategy to increase our revenues from long-term recurring revenue projects, recognizing that increasing our revenues from recurring revenue projects will require up-front capital expenditures and will protract our revenue and profit recognition from those projects over a longer period compared to turn-key sales, while at the same time increasing our gross margins over the long-term;

•

our ability to sell, complete and recognize satisfactory levels of near-term quarterly revenues and net income related to our project-based sales and product and service revenues, which are recognized and billed as they are completed, in order to maintain our current profits and cash flow and to satisfy our financial covenants in our credit facility and to successfully finance the recurring revenue portion of our business model;

•

our ability to maintain and grow our Utility Infrastructure revenues, and maintain and increase pricing, utilization rates and productivity rates, given the significant levels of vehicles, tools and labor in which we have invested and which are required to serve utilities in this business area, and the risk that our utility customers will change work volumes or pricing, or will displace us from providing services;

•

if our safety performance and safety record does not meet the standards of our utility customers, we could be abruptly and immediately released from our work assignments with those utilities, and we could lose the opportunity to obtain additional or new work from those utilities, which could materially and adversely affect our revenues, net income and cash flows;

•

our ability to obtain adequate supplies of key components and materials of suitable quality for our products on a timely and cost-effective basis, including the impact of potential supply line constraints, substandard parts, changes in environmental requirements, and fluctuations in the cost of raw materials and commodity prices, including without limitation with respect to our Energy Efficiency business unit in relation to third party manufacturing arrangements we have with vendors in China and other component parts that originate in Japan;

•	our ability to grow, on a profitable basis, solar distributed energy systems as a result of our recently acquired PowerSecure Solar business;

•

the performance of our products, services and technologies, and the ability of our systems to meet the performance standards they are designed and built to deliver to our customers, including but not limited to our recurring revenue projects for which we retain the on-going risks associated with the performance and ownership of the systems;

•

our ability to access significant capital resources on a timely basis in order to fund working capital requirements, fulfill large customer orders, finance capital required for recurring revenue projects, and finance working capital and equipment for our Utility Infrastructure business;

•	our ability to develop new products, services and technologies with competitive advantages and positive customer value propositions;

•	our ability to implement our business plans and strategies and the timing of such implementation;

•

the pace of revenue and profit realization from our new businesses and the development and growth of their markets, including the timing, pricing and market acceptance of our new products and services;

•	our success in controlling and reducing our costs and expenses, such as under our cost reduction program we implemented during 2012;

•	changes in our pricing policies and those of our competitors, including the introduction of lower cost competing technologies and the potential for them to impact our pricing and our profit margins;

•	variations in the length of our sales cycle and in the product and service delivery and construction process;

•	changes in the mix of our products and services having differing margins;

•

changes in our expenses, including prices for materials such as copper, aluminum and other raw materials, labor costs and other components of our products and services, fuel prices including diesel, natural gas, oil and gasoline, and our ability to hedge or otherwise manage these prices to protect our costs and revenues, minimize the impact of volatile exchange rates and mitigate unforeseen or unanticipated expenses;

•	changes in our valuation allowance for our net deferred tax asset, and the resulting impact on our current tax expenses, future tax expenses and balance sheet account balances;

•	the effects of severe weather conditions, such as hurricanes, on the business operations of our customers, and the potential effect of such conditions on our results of operations;

•	the life cycles of our products and services, and competitive alternatives in the marketplace;

•

budgeting cycles of utilities and other industrial, commercial and institutional customers, including impacts of the current downturn in the economy and difficult capital markets conditions on capital projects and other spending items;

•	changes and uncertainties in the lead times required to obtain the necessary permits and other governmental and regulatory approvals for projects;

•	the development and maintenance of business relationships with strategic partners such as utilities and large customers;

•	economic conditions and regulations in the energy industry, especially in the electric utility industry, including the effects of changes in energy prices, electricity pricing and utility tariffs;

•	changes in the prices charged by our suppliers;

•	the effects of governmental regulations and regulatory changes in our markets, including emissions regulations; and

•	the effects of litigation, warranty claims and other claims and proceedings.

Due to these factors, our operating results are difficult to predict. Any adverse change in any of these factors could negatively affect our business and results of operations.

Our revenues, net income and other operating results are heavily dependent upon the size and timing of customer orders and projects, and the timing of the completion of those projects. The timing of our receipt of large individual orders, and of project completion, is difficult for us to predict. Because our operating expenses are based on anticipated revenues over the mid- and long-term and because a high percentage of our operating expenses are relatively fixed, a shortfall or delay in recognizing revenues can cause our operating results to vary significantly from quarter-to-quarter and can result in significant operating losses or declines in profit margins in any particular quarter. If our revenues fall below our expectations in any particular quarter, we may not be able to, or it may not be prudent to, reduce our expenses rapidly in response to the revenue shortfall, which can result in us suffering significant operating losses or declines in profit margins in that quarter.

As we develop new lines of business, our revenues and costs will fluctuate because generally new businesses require start-up expenses and revenues need time to develop, and these start-up timing issues can result in losses in early periods in new businesses if even they later become financially successful. Another factor that could cause material fluctuations in our quarterly results is an increase in recurring, as opposed to project-based, sources of revenue we generate for our distributed generation and utility infrastructure projects. To date, the majority of our revenues have consisted of project-based distributed generation revenues, project-based utility infrastructure revenues and sales of LED lighting fixtures, which are recognized as the sales occur or as the projects are completed. Recurring revenue projects, compared to project-based sales, are generally more profitable over time, and growth in this business model can result in delayed recognition of revenue and net income, especially in the short-term.

Due to these factors and the other risks discussed in this prospectus supplement and the accompanying prospectus, you should not rely on quarter-to-quarter, period-to-period or year-to-year comparisons of our results of operations as an indication of our future performance. Quarterly, period and annual comparisons of our operating results are not necessarily meaningful or indicative of future performance. As a result, it is likely that, from time to time, our results of operations could fall below historical levels or the expectations of public market analysts and investors, which could cause the trading price of our common stock to decline significantly.

We may not be able to remain profitable or reach or exceed the levels of revenues, profits and growth that we have experienced in the past or that we target in the future.

While in recent years our business has generally been profitable and has experienced a high rate of growth in our revenues on an annual basis, we may not be able to continue or exceed our historic levels of growth in our revenues or to maintain or increase our profitability in future periods due to the factors listed in this item as well as other factors discussed elsewhere in this prospectus supplement and the accompanying prospectus. For example, the difficult economic conditions and fiscal issues could negatively affect our markets and our customers’ demand for our products, services and systems. Also, as a result of costs we incur in connection with the expansion of our new businesses, products and services, our revenues and profits may not grow in the future at the same rates as they have grown in the past or could even decline, and we also could incur expenses and capital expenditures in the short-term that could adversely affect our operating results. As a result, there is no assurance that we will continue to generate revenues and profits in future periods that exceed or are comparable to prior periods, or that we will be profitable in any particular future period. If our future growth rates, revenues and margins do not meet our expectations, or if our operating expenses are higher than we anticipate, then our results of operations could be materially and adversely affected.

We may incur liabilities or suffer significant adverse financial or reputational consequences, including the abrupt and immediate loss of revenues and income from the loss of business, relating to occupational health and safety matters and other accident and safety risks and hazards that are inherent to our operations.

Portions of our operations are subject to many hazards and risks inherent in the servicing and operation of electrical power lines, including electrocutions, fires, mechanical failures, weather-related incidents, cave-ins, heavy equipment operation and transportation accidents. For example, we face risks related to the manufacture, installation, sale, servicing and operation of electrical equipment such as our distributed generation system equipment and utility infrastructure construction, maintenance and service work, including electric shocks and other physical hazards inherent in working with electrical equipment. These hazards and risks could result in personal injuries, loss of life, environmental damage, severe damage to or destruction of property and equipment and other consequential damages, some of which could occur for uninsurable or uninsured risks or could exceed our insurance coverage, and could lead to the suspension of certain of our operations, large damage claims, damage to our safety reputation, loss of business and, in extreme cases, criminal liability.

While we have invested, and will continue to invest, substantial resources in our occupational health and safety programs, our industry involves a high degree of operational risk and there can be no assurance that we will avoid significant liability exposure. Although we have taken what we believe are appropriate precautions, we have suffered accidents in the past and may suffer additional accidents in the future. In addition, the risks inherent in our business are such that we cannot assure you that we will be able to maintain adequate insurance in the future at reasonable rates. Our safety record is an important consideration for many of our customers. If our safety record does not meet the standards of our customers or deteriorates or if we were to suffer substantial penalties or criminal prosecution for violation of health and safety regulations, our customers could cancel our existing projects and relationships or not award us future business. Therefore, the occurrence of a significant accident, or of another risk event or hazard, that is not fully covered by insurance could materially and adversely affect our business and financial results. Even if fully covered by insurance, one or more accidents or other safety risks or hazards could materially and adversely affect our business due to the impact on our reputation for safety and the potential loss of business, revenues and income from customers. For example, if our safety performance and safety record do not meet the standards of our utility customers, we could be abruptly and immediately released from our work assignments with those utilities, and we could lose the opportunity to obtain additional or new work from those utilities, which could materially and adversely affect our revenues, net income and cash flows.

We may require a substantial amount of additional funds to finance our capital requirements and the growth of our business, and we may not be able to generate or raise a sufficient amount of funds, or to do so on terms favorable to us and our stockholders, or at all.

Although we believe we have adequate liquidity and capital resources to fund our operations internally for the near-term, over time we may need to obtain additional capital to fund our capital obligations and to finance the growth and expansion of our business. For example, we may need substantial capital to finance the development and growth of our recurring revenue projects, which are capital intensive. In addition, each of our Distributed Generation, Energy Efficiency and Utility Infrastructure areas have experienced high growth rates, which have required, and will likely continue to require, additional funds to finance working capital needs due to long payment cycles, as well as investments in operational equipment. Moreover, from time to time as part of our business plan, we evaluate potential acquisitions of businesses and technologies, such as the recent acquisitions discussed elsewhere in this prospectus. Also, unanticipated events, and other events over which we have no control, could increase our expenses or decrease our ability to generate revenues from product and service sales, necessitating additional capital. We continually evaluate our cash flow requirements as well as our opportunity to raise additional capital in order to improve our financial position. In addition, we continually evaluate opportunities to optimize the availability, cost and terms of our debt facilities. We cannot provide any assurance that we will be able to maintain our current credit facility, raise additional capital or replace our current credit facility when needed or desired, or that the terms of any such financing will be favorable to us and our stockholders.

Our credit facility, which was amended and restated in June 2013, provides for a revolving credit line of $20 million plus a term loan of $25 million we obtained in June 2013 and are repaying through 2020 and a $2.6 million term loan that matures in November 2016. These proceeds under our credit facility are available for our capital requirements subject to our meeting certain financial and operating covenants. The revolving portion of our credit facility matures in November 2016. As of August 7, 2013, we had no balance outstanding under the revolving portion of our credit facility, and we were in full compliance with all our covenants.

Our ability to borrow under the revolving credit facility is subject to our ability to satisfy certain financial covenants, and our ability to satisfy those covenants depends principally upon our ability to achieve positive operating performance including but not limited to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and ratios thereof, as well as certain balance sheet ratios. If we are unable to fully satisfy the financial covenants of the credit facility, and any such failure is not waived by our lenders, then we will be in breach of the terms of our credit facility. Our obligations under the credit facility are secured by a first priority security interest in substantially all of the assets of our operating subsidiaries, which have guaranteed the credit facility. Any breach of the covenants in the credit facility could result in a default under the credit facility, and lead to an acceleration of the payment of all outstanding debt owed, which could materially and adversely affect our financial condition. In such case, we would seek an amendment, or a waiver of any breach of any term of our credit agreement, or consider other options, such as raising capital through an equity issuance to pay down debt, which could be dilutive to stockholders. There can be no assurance that our lenders would agree to any such amendment or waiver. In the event we obtain such an amendment or waiver under our credit agreement, we would likely incur additional fees and higher interest expense.

Moreover, we could be adversely affected by the failure of any of our lenders to fulfill their commitments under our credit facility, which risk would be primarily due to the challenging conditions in the financial markets and banking industry. Our credit facility is provided by a syndicate of financial institutions, with each institution agreeing severally, and not jointly, to make revolving credit loans to us in accordance with the terms of the credit agreement. If any of these financial institutions were to default on its obligation to fund its commitment, the portion of the credit facility provided by such defaulting financial institution would not be available to us.

We may seek to raise any needed or desired additional capital from the proceeds of public or private equity or debt offerings at the holding company level or at the subsidiary level or both, through asset or business sales, from traditional credit financings or from other financing sources. Our ability to obtain additional capital when needed or desired will depend on many factors, including market conditions, our operating performance and investor sentiment, and thus cannot be assured. In addition, depending the structure and amount, raising capital could require the consent of our lenders. Even if we are able to raise additional capital, the terms of any financing could be adverse to the interests of our stockholders. For example, the terms of a debt financing could include covenants that restrict our ability to operate our business or to expand our operations, while the terms of an equity financing, involving the issuance of capital stock or of securities convertible into capital stock, could dilute the percentage ownership interests of our stockholders, and the new capital stock or other new securities could have rights, preferences or privileges senior to those of our current stockholders.

We cannot provide any assurance that sufficient additional funds will be available to us when needed or desired or that, if available, such funds can be obtained on terms favorable to us and our stockholders and acceptable to our lending group, if its consent is required. Our inability to obtain sufficient additional capital on a timely basis on favorable terms could have a material adverse effect on our business, financial condition and results of operations.

A portion of our business depends on our ability to provide surety bonds and we may be unable to compete for or work on certain projects if we are not able to maintain sufficient bonding capacity.

A portion of our contracts, including those recently acquired from Lime and that will be necessary to expand that business, require that we provide our customers with surety bonds to guarantee our performance of their projects. As of June 30, 2013, we had approximately $79 million in surety bonds outstanding. Sureties issue or continue bonds on a project-by-project basis and can decline to issue bonds at any time or require the posting of additional collateral as a condition to issuing or renewing any bonds. Current or future market conditions, including the current state of the construction industry, the bonding market and general lending activity, as well as ultimately our performance on contracts, could have a negative effect on surety providers. These market conditions, as well as changes in our surety providers’ assessment of our operating and financial risk, could also cause our surety providers to decline to issue or renew, or substantially reduce the amount of, bonds for our work and could increase our bonding costs. These actions could be taken on short notice. If our surety providers were to limit or eliminate our access to bonding, our alternatives would include seeking bonding capacity from other sureties, finding more business that does not require bonds and posting other forms of collateral for project performance, such as letters of credit or cash. We may be unable to secure these alternatives in a timely manner, on acceptable terms, or at all. Accordingly, if we were to experience an interruption or reduction in our availability of bonding capacity, we may be unable to compete for or work on certain projects and such interruption or reduction could have a material adverse effect on our business, financial condition and results of operations.

Because we are dependent upon the utility industry for a large portion of our current and future revenues, reductions or deferrals of purchases of our products and services by utilities or their customers could materially and adversely affect our business.

One of our marketing approaches involves partnering with utilities and selling our products and services to their large commercial, institutional, federal and industrial customers. We have generated a significant portion of our revenues using this approach. However, the purchasing patterns of these customers are cyclical and generally characterized by long budgeting, purchasing and regulatory processes. These customers typically issue requests for quotes and proposals, establish committees to evaluate the purchase proposals, review different technical options with vendors, analyze performance and cost/benefit justifications and perform a regulatory review, in addition to applying budgetary approval processes and operational and financial justifications. In addition, utilities and their customers may defer purchases of our products and services if the utilities reduce capital expenditures as the result of difficult economic and financial market conditions, mergers and acquisitions, pending or unfavorable regulatory decisions, poor revenues due to weather conditions or rising interest rates, among other factors. These unfavorable conditions could reduce the demand for our products and services and materially and adversely affect our business. In addition, changes in utility spending and the demand by utilities for our services can be immediate and abrupt, and a reduction in demand for our services by utilities could cause us to have equipment and personnel that are not being utilized, significantly affecting our revenue and profits.

Restrictions imposed on us by the terms of our credit facility limit how we conduct our business and our ability to raise additional capital.

The terms of our credit facility contain financial and operating covenants that place restrictions on our activities and limit the discretion of our management. These covenants place significant restrictions on our ability to:

•	incur additional indebtedness;

•	allow our cash position to fall below certain limits;

•	create liens or other encumbrances;

•	issue or redeem our securities;

•	make dividend payments, stock repurchases and investments;

•	incur capital expenditures above certain limits;

•	incur leasing obligations above certain limits;

•	amend our charter documents;

•	sell or otherwise dispose of our or our subsidiaries’ stock or assets;

•	liquidate or dissolve;

•	make certain types of acquisitions above specified limits; or

•	reorganize, recapitalize or engage in a similar business transaction.

Any future financing arrangements will likely contain covenants that are similar to, and could be more restrictive than, those under our current credit facility. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional capital, through debt or equity financings, when needed for our operations and growth; and

•	unable to compete effectively, make desired acquisitions or to take advantage of new business opportunities.

The need to comply with the terms of our debt obligations may also limit our ability to obtain additional financing and our flexibility in planning for or reacting to changes in our business. If, as a result of these covenants, we are unable to pursue a favorable transaction or course of action or to respond to an unfavorable event, condition or circumstance, then our business could be materially and adversely affected.

From time to time, a large portion of our revenues and operating results can be driven by significant purchases by a concentrated number of customers, and if we do not continue to receive additional significant purchase commitments in the future from those or other customers, our revenues and operating results could be adversely affected.

From time to time, we have a concentrated number of customers that account for a large portion of our consolidated revenues during a year, and because the majority of our revenues are project-based, we receive our revenues from these orders over a limited period of time. While we have been diversifying our markets and customer base in order to reduce our dependence on any one or small group of customers in the future, there is no assurance we will be successful in diversifying our business or obtaining additional significant purchase commitments from other customers to replace work that has been completed. If we are unable to obtain additional significant purchase orders in the future and to otherwise diversify and expand our customer base, our revenues and net income in future periods could be adversely affected.

Our success is continually dependent on our ability to develop new relationships and to maintain beneficial relationships with our current utility partners and with significant new customers and to generate additional project-based revenues, and also recurring revenues, from those relationships. We cannot provide any assurance that we will be able to attract additional large customer orders in the future to replace revenues from large customer orders in prior years, or that our existing customers will continue to purchase our products and services in future years in the same amounts as in prior years. Our business and operating results would be adversely affected by:

•	the loss of, or the completion of our work on orders from, one or more large customers;

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any cancellation of orders by, or any reduction or delay in sales to, these customers, including actual customer purchases being less than originally expected when we received the project or sales awards;

•	the failure of large purchase commitments to be renewed or to recur, and the failure of us to develop new business to replace orders that have been executed and recognized;

•	delays in timing of future projects with existing and new customers;

•	our inability to successfully develop relationships with additional customers; or

•	future price concessions that we may have to make to these customers.

We do not have long-term commitments for significant revenues with most of our customers and may be unable to retain existing customers, attract new customers or replace departing customers with new customers that can provide comparable revenues and profits.

Because we generally do not obtain firm, long-term volume purchase commitments from our customers, most of our contracts and commitments from our customers are short-term and project-based. As long as most of our revenues continue to primarily be recognized on a project by project basis, we remain dependent upon securing new contracts in the future in order to sustain and grow our revenues. Accordingly, there is no assurance that our revenues and business will grow in the future. Our failure to maintain and expand our customer relationships could materially and adversely affect our business and results of operations.

Because a significant portion of our revenue backlog consists of non-contractual orders that can be deferred, reduced or cancelled by the customers, and because the calculation of our backlog involves the use of estimates, our revenue backlog may not be fully recognized or may not result in profits.

A significant portion of our revenue backlog is comprised of contracts and orders that are subject to cancellation without penalty, or otherwise subject to delay, deferral, or reduction from time to time by our customers. In addition, the determination of our backlog involves the use of estimates. Reductions in our backlog of sales could significantly reduce the revenue and profit we actually receive from orders included in our backlog. Because we often purchase inventory and equipment, and expend labor and other resources, on these orders, especially large orders, in advance of their delivery and completion, such delays or cancellations put us at risk of incurring expenses while the associated revenues may be deferred, reduced or even lost. In the event of a project cancellation, we may be reimbursed for certain costs but typically have no contractual right to the total amount of revenues reflected in our backlog. In addition, projects may remain in backlog for extended periods of time. All of these uncertainties are heightened in times of adverse economic conditions due to their impact on our customers’ spending. Consequently, we cannot assure you that our estimates of backlog are accurate or that we will be able to realize all of the revenues in our backlog. Accordingly, if a significant amount of orders are deferred, reduced or cancelled, our financial condition and results of operations, including our revenues, gross margins, net income and cash flow, could be materially and adversely affected.

The quality and performance of our products are, in part, dependent on the quality of their component parts that we obtain from various suppliers, as well as the specific design and purpose for which the parts are incorporated into our systems, which makes us susceptible to performance issues that arise from time to time that could materially and adversely affect our business, our financial results and our reputation.

From time to time, in the ordinary course of business, we encounter issues with component parts that affect the performance of our distributed generation systems, switchgear systems, utility infrastructure products, engines, generators, alternators, breakers, fuel systems, LED and other lighting products, electrical circuit boards, power drivers, photovoltaic energy systems, inverters, and other complex electrical products. While we strive to utilize high quality component parts from reputable suppliers, and to back-up their quality and performance with manufacturers’ warranties, even the best parts and components have performance issues from time to time, and these performance issues create significant financial and operating risks to our business, operations and financial results. Because we regularly develop new products and technical designs, we often incorporate component parts into these new products in configurations, for uses, and in environments, for which limited experience exists, and that exposes us to performance risks which may not be covered by warranties. As we strive to bring solutions to customers with unique capabilities that provide performance and cost advantages, from time to time we use new suppliers and new products for applications where a track record of performance does not exist or is difficult to ascertain. For example, the quality of our PowerBlocks, which is our proprietary generator system used in many of our distributed generation projects, is dependent upon the quality the engines we acquire from the manufacturer.

Although we believe our suppliers’ warranties cover many of these performance issues, from time to time we face disputes with our suppliers with respect to those performance issues and their warranty obligations, and we could be liable for those performance issues of the customer if the supplier fails to honor its warranty obligations. Additionally, the outcome of any warranty claims is inherently difficult to predict due to the uncertainty of technical solutions, cost, customer requirements, and the uncertainty inherent in litigation and disputes generally, and thus there is no assurance we will not be adversely affected by these or other performance issues with key parts and components. Moreover, from time to time performance issues are not covered by manufacturer’s warranties, certain suppliers may not be financially able to fulfill their warranty obligations, and customers may also claim damages as a result of those performance issues. Also, the mere existence of performance issues, even if finally resolved with our suppliers and customers, can have an adverse effect on our reputation for quality, which could adversely affect our business.

We estimate that from time to time we have performance issues related to component parts which have a cost basis of approximately 5-10% of our estimated annual revenues, although not necessarily limited to this amount, which are installed in equipment we own and have sold to various customers across our business lines, and additional performance issues could arise in the future. In addition, the failure or inadequate performance of these components pose potential material and adverse effects on our business, operations, reputation and financial results, including reduced revenues for projects in process or future projects, reduced revenues for recurring revenue contracts which are dependent on the performance of the affected equipment, additional expenses and capital cost to repair or replace the affected equipment, inventory write-offs for defective components held in inventory, asset write-offs for company-owned systems which have been deployed, the cancellation or deferral of contracts by our customers, or claims made by our customers for damages as a result of performance issues.

We have experienced performance issues with two types of component parts, in particular, which we have made significant progress in correcting or mitigating, but which continue to represent operational and financial risks to our business. One issue involves a supplier of a substantial distributed generation system component that indicated its warranty does not cover performance issues related to its being used in conjunction with a component from another supplier, and this configuration has been installed in many of the distributed generation systems deployed for our customers. Another issue involves generators from a certain supplier which have had performance issues in a distributed generation system we own, and for which we have a performance-based recurring revenue contract that is dependent on the system’s successful operation. In both of these matters, we have been actively working to correct and resolve the performance issues and have made progress in mitigating their risk, although the risk is not eliminated.

Given that we continue to have risk related to these performance issues, and the inherent uncertainty in assessing and quantifying the costs and nature of the resolution of these types of technical issues, we are unable to estimate the potential negative impacts from these particular items, if any, in addition to other component part performance issues discussed above. In addition, we have not recorded any specific adjustment to our warranty reserve for these particular performance issues, other than an immaterial amount for certain minor repairs, as the estimated cost, if any, of fulfilling our warranty obligations for these performance issues within a possible range of outcomes is not determinable as of this date.

Because our future success depends, in part, upon the success of our recurring revenue project business model, if we do not receive substantially all of the benefits anticipated by those projects or if one or more of the risks associated with those projects materializes, then our financial condition and results of operations could be materially and adversely affected.

A growing amount of our revenues, cash flow and net income is generated by our recurring revenue projects, in which we install and own distributed generation systems and utility infrastructure and realize recurring revenues derived from regular fees paid by the customer to utilize these assets over a long-term contract, typically five to fifteen years. The revenues from these business arrangements include fixed fee contracts, variable fee contracts, and fees which are dependent on the energy cost reductions realized by our customers. While to date recurring revenue projects have constituted only a modest portion of our revenue base, they are growing, and we expect and intend that they will represent a more significant portion of our revenues in the future. The success of these recurring revenue projects is dependent upon our ability to realize the revenues over the life of the contracts and on our ability to manage the costs of those projects. Accordingly, if we do not realize most of the revenues of these recurring revenue projects, or if the costs to operate or maintain these systems increases significantly, including the cost of fuel, or if one or more material risks related to these projects discussed below materializes, our business and operating results could be materially and adversely affected.

Under these recurring revenue projects, we derive recurring revenues from our customers. This recurring revenue stream enhances the size and dependability of our revenues, cash flow, gross margins and income over the long-term. However, the amount of anticipated recurring revenues and related gross margins and cash flows from these long-term projects are based on a number of assumptions and estimates, including those pertaining to customer demand, energy consumption, energy costs and savings, tariff structures, fuel cost, run time required to achieve the revenues, maintenance cost, our monitoring ability, the quality, reliability and availability of the associated equipment, our capital resources, and the initial and ongoing expenses of the projects. Changes in our estimates or assumptions causing us to fail to realize the benefits of these recurring revenue projects may result in the recurring revenues, gross margins on those revenues and cash flows we receive being substantially less than expected.

Moreover, these recurring revenue projects have certain risks associated with them, in addition to the risks associated with our traditional turn-key distributed generation sales, due to our continued ownership of the underlying equipment and the nature of the relationship we have with the customers under these projects. These risks of engaging in a recurring revenue project include the following:

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disputes arising with the customer about the project that ultimately results in either the customer requiring us, or in us determining, to remove the equipment from the customer’s site, which could result in a significant loss in revenues and cash flow until the equipment can be re-deployed in a new project or, if the equipment is not re-usable, a significant write-down of our assets;

•	our inability to receive the intended benefits from the project due to changes associated with the distributed generation model, such as due to changes in tariff structures or customer requirements;

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our inability to receive recurring revenues from the project due to customer issues, such as deterioration in the customer’s ability to pay our ongoing fees or a dispute with the customer delaying, deferring or reducing the project fees payable to us, or the closure of the customer’s facility;

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the failure of the equipment to properly function and to perform and deliver the intended benefits, which could result in claims by the customer for damages to its equipment, lost revenues and profits or safety issues and in attempts by the customer to cancel the contract related to the project or to refuse or to delay making payments in amounts we believe are due to us under those contracts;

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new regulations, or changes in the interpretation of existing regulations, such as those pertaining to air emissions or those relating to the requirements and conditions for the ownership of power generation systems, that could render the project no longer economically viable, or technically obsolete, or legally impractical;

•	the costs of operating and maintaining the systems increases significantly, including fuel costs, and maintenance expenses, as well as the run time required to earn the revenues;

•	damages, payment delays and other issues due to issues with the performance of component parts;

•	injuries to persons caused by problems or failures of equipment owned by us; and

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environmental matters, such as fuel spills, requiring costly and time-consuming remediation efforts and potentially subjecting us to fines and penalties related to environmental requirements and regulations.

Accordingly, we cannot provide any assurance that we will realize substantially all the benefits that we expect, or that our business will not face some of the risks, including the risks discussed above, related to these recurring revenue projects. If we do not receive substantially all of the expected benefits, or if we face one or more significant risks, related to these recurring revenue projects, our financial condition and results of operations could be materially and adversely affected.

Our ability to continue our recent rate of growth and profitability is dependent, in part, upon on our ability to maintain and accelerate the growth in our Utility Infrastructure revenues.

Our growth rate in recent years has been fueled, in part, by the growth of our Utility Infrastructure revenues, especially revenues from UtilityServices, which provides utilities with transmission and distribution construction and maintenance, including substation construction and maintenance, advanced metering and lighting installations, and storm restoration. As a key part of our corporate growth strategy, our future growth will depend on our ability to continue to expand the scope of our utility relationships, customers and geographic service areas served by UtilityServices. This business is highly competitive and cyclical, and the storm restoration services provided by UtilityServices are highly volatile and unpredictable. In addition, in order to grow our profitability, we will need to provide services with enhanced margins and to manage our costs and expenses, such as fuel costs which are volatile and subject to unanticipated and uncontrollable increases that adversely affect our profitability. If our UtilityServices revenues fail to continue to grow, or if the margins associated with those revenues decline, then then our business and financial results could be materially and adversely affected.

Our ability to continue our recent rate of growth and profitability is dependent, in part, upon on our ability to capture a sufficient share of the anticipated growth in the LED lighting markets.

Our future growth depends, in part, upon the increased adoption and growth of LEDs within the general lighting market, and our ability to capture a growing profitable share of this market, as well as our ability to successfully manage our potential growth of customer demand for our LED-based products. Although the LED lighting market has grown rapidly in recent years, adoption of LEDs for general lighting is still relatively new and limited, and LED lighting faces significant challenges before it is adopted on a widespread basis. In order to manage our growth and business strategy effectively, we must:

•	develop and market LED-based lighting products that are responsive to customer needs and that compete successfully in the marketplace;

•	invest in adequate manufacturing facilities and equipment to meet anticipated customer demand;

•	maintain a sufficient supply of raw materials to support our anticipated growth; and

•	invest in research and development, engineering, sales and marketing, technical support, distribution capabilities and administrative functions.

While we continue to focus on managing our costs and expenses in the near-term, over the long-term we expect to make investments to support our growth, and we may also have additional unexpected costs given the dynamic nature of the market. Additionally, such investments may take time to become fully operational and productive, and we also may not be able to expand quickly enough to serve market opportunities as they develop. There are also inherent execution risks in addressing these new market opportunities that could increase costs and reduce our operating results, including design and cost overruns, poor production process yields and reduced quality control during the start-up phase. If we fail to capture, on a profitable basis, a growing portion of the anticipated expanding LED-based lighting market, and then to manage such growth in our business, then our business and financial results could be materially and adversely affected.

The adoption of, or changes in, government or industry policies, standards or regulations relating to the efficiency, performance or other aspects of LED lighting or changes in government or industry policies, standards or regulations that encourage or discourage the use of certain other lighting technologies, could impact the demand for our LED products.

The adoption of, or changes in, government or industry policies, standards or regulations relating to the efficiency, performance or other aspects of LED lighting may impact the demand for our LED products. For example, certain government policies may favor certain LED lighting technologies, or other lighting technologies, which may or may not be consistent with our core technologies and strengths. Demand for our LED products may also be impacted by changes in government or industry policies, standards or regulations that encourage or discourage the use of other lighting technologies. For example, the Energy Independence and Security Act of 2007 imposes constraints on the sale of incandescent lights in the United States over a period of time that commenced on January 1, 2012. These constraints may be eliminated or delayed by legislative or regulatory action, which could have a negative impact on demand for our LED lighting.

We recently acquired a distributed solar energy business and added solar energy systems as a product line in our distributed generation area, so we now face a variety of risks and uncertainties related to solar technologies and the industry generally, as well as to our solar business specifically, that could adversely affect our operating results if they materialize.

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We acquired our distributed solar energy business, which is integrated into our Distributed Generation product platform that we operate through PowerSecure Solar, in June 2012. Accordingly, we have limited experience in the solar power business on which to base our prospects and anticipated results of operations.

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While the demand for solar installations is emerging and rapidly evolving, its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand fails to develop sufficiently, we may not be able to generate enough revenues to achieve and sustain it as a profitable product line. The factors influencing the widespread adoption of solar power technology include cost-effectiveness, performance, and reliability; the availability of government subsidies and incentives; the desire of utilities and commercial, industrial, and institutional customers to invest in alternative “green” energy technology; fluctuations in economic and market conditions which impact the viability of conventional and non-solar alternative energy sources; and the willingness and ability of customers to make significant capital expenditures to purchase the products.

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The reduction, elimination or expiration of government tax and economic incentives could adversely affect our ability to achieve sales and market share in the solar business, because we believe that the near-term growth of the solar market depends in large part on the availability and size of government tax and economic incentives. To encourage the adoption of solar technologies, the U.S. government and numerous state governments have provided subsidies in the form of cost reductions, tax write-offs and other incentives to end users, distributors, systems integrators and manufacturers of solar power products. Reduction, elimination and/or periodic interruption of these government subsidies and economic incentives because of policy changes, fiscal tightening or other reasons may result in the diminished competitiveness of solar energy, and materially and adversely affect the growth of these markets and our revenues. Additionally, many state governments have adopted, or endorse, or encourage utilities to achieve certain renewable portfolio standards and goals which have driven the adoption of solar and other alternative energy technologies. The reduction, elimination, or expiration of these standards could negatively impact demand for solar technology generally and our solar energy product line specifically.

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The execution of our growth strategy is dependent upon the continued availability of third-party financing arrangements for our customers. Depending on the status of financial markets, companies may be unwilling or unable to finance the cost of construction of solar projects.

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We often act as the general contractor for our customers in connection with the installations of our solar power systems and are subject to risks associated with construction, bonding, cost overruns, delays and other contingencies, which could have a material adverse effect on our business and results of operations.

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Many of our customers require long-term performance guarantees by us that guarantee certain levels of energy output from the systems we install. Due to general risks inherent in the performance of solar systems, including unexpected performance problems or other events could cause us to fail to meet these performance criteria, we could face significant revenue and earnings losses and financial penalties.

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Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar power technology, which may significantly reduce demand for our solar energy systems. These regulations and policies are being modified and may continue to be modified. Our costs could be adversely affected and customer purchases of solar power technology could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar energy systems or adversely affect our ability to conduct those operations profitably in the future.

Our success in developing and growing a profitable distributed solar energy business depends in large part on our ability to anticipate and effectively manage these and other risks and uncertainties, many of which are outside of our control. Any of these risks could materially and adversely affect our solar operations and our distributed generation product and service area, and consequently, our operating results.

If we were to lose the services of one or more of our executive officers, we might not be able to execute our business strategy successfully and our business could be materially and adversely affected.

Our future success depends in large part upon the continued service of our executive officers. In particular, we are dependent upon Sidney Hinton, our President and Chief Executive Officer, who is the visionary and leader of our business and who is critical to the overall management of our company as well as to the development of our business, our future growth and performance and our strategic direction. The loss of the services of any of our executive officers, especially Mr. Hinton, could materially and adversely affect our business, financial condition and results of operations.

The ESCO business and the related assumed contracts could be adversely affected if Lime is unable to continue as a going concern.

In 2012, Lime announced that its financial statements since 2008 could no longer be relied upon, and subsequently announced that that the misreporting would require restatement of its financial statements for the affected periods. In connection with Lime’s annual report on Form 10-K for the period ended December 31, 2012, filed on July 31, 2013, Lime’s auditor indicated that there was substantial doubt about Lime’s ability to continue as a going concern.

In the event that Lime was to become the subject of a bankruptcy filing or any other insolvency action, we may face a number of risks related to our acquisition of the assets relating to the ESCO business from Lime: For example, a court may find that the subcontracting agreement or any of the assumed contracts under which we serve as subcontractor to Lime, which we refer to as the ESCO Contracts, are executory contracts, in which case there is a risk that Lime may have the right to reject the ESCO Contracts. Alternatively, under other insolvency laws, a court may find that the sale of the ESCO business should be set aside on fraudulent conveyance principles. In any event, as to which we would vigorously defend ourselves, we may be required to seek recovery from Lime as to our purchase price for the ESCO Contracts as an unsecured creditor in the bankruptcy. Further, there is a risk that a trustee in a bankruptcy filing may seek to renegotiate the ESCO Contract purchase price with us.

If we are unable to continue to attract and retain key personnel, our business could be materially and adversely affected.

We believe our future success and performance depends, in large part, upon our ability to attract and retain highly qualified leaders for our business units and technical, managerial, sales, marketing, finance and operations personnel. Competition for qualified personnel is intense, and we cannot assure you that we will be able to attract and retain these key employees in the future, especially in improved economic conditions. The loss of the services of any of our key personnel could have a material adverse effect on our business. Although we have entered into employment agreements with our executive officers and the leaders of some of our business units, we generally do not have employment contracts with our other key employees. In addition, we do not have key person life insurance for most of our key personnel. We cannot assure you that we will be able to retain our current key personnel or that we will be able to attract and retain other highly qualified personnel in the future. We have from time to time in the past experienced, and we expect in the future to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we are unable to attract and retain highly qualified personnel, our business could be materially and adversely affected.

Price increases in some of the key components in our products and systems could materially and adversely affect our operating results and cash flows.

The prices of some of the key components of our products and systems are subject to fluctuation due to market forces beyond our control. If we incur price increases from our suppliers for key components in our products and systems or from our contractors, we may not be able to pass all of those price increases on to our customers in the form of higher sales prices, which would adversely affect our operating results and cash flows. For example, most of our revenues in recent years have been generated from fixed price distributed generation projects, and increases in the prices of key components in those projects, such as engines, generators, diesel fuel, copper, aluminum and labor, would increase our operating costs and, accordingly, reduce our margins in those projects. Although we intend to adjust the pricing on future projects based upon long-term changes in the prices of these components, we generally cannot pass on short-term price increases on fixed priced projects, and we may not be able to pass on all long-term price increases. Such price increases could occur from time to time due to spot shortages of commodities or labor, longer-term shortages due to market forces beyond our control or exchange rate fluctuations. An increase in our operating costs due to price increases from these components causing a reduction in our margins could materially and adversely affect our consolidated results of operations and cash flows.

We depend on sole source and limited source suppliers for some of the key components and materials in our products and systems, which dependence makes us susceptible to supply shortages or price increases that could materially and adversely affect our business.

We depend upon sole source and limited source suppliers for some of the key components and materials that we use in our products and systems. If we experience delays in receiving these components or parts, we will not be able to deliver our products and systems to our customers on a timely basis, which could defer revenues and income recognition, cause the cancellation or reduction of some projects and contracts or cause us to incur financial penalties. Also, we cannot guarantee that any of the parts or components that we purchase, if available at all, will be of adequate quality or that the prices we pay for these parts or components will not increase. For example, we are dependent upon obtaining a timely and cost-effective supply of generators and engines for our generator systems for our distributed generation business, but from time to time these generators and engines may be in short supply, affecting the timing of our performance and cost of the generators. From time to time we may experience delays in production because the supply of one or more critical components is interrupted or reduced, or because of malfunctions or failures of key components, or we may experience significant increases in the cost of such components. If any of those events occurs and we have failed to identify an alternative vendor, then we may be unable to meet our contractual obligations and customer expectations, which could damage our reputation and result in lost customers and sales, or we may incur higher than expected expenses, either of which could materially and adversely affect our business, operations and results of operations.

Our business is subject to the risk of changes in utility tariff structures, which changes could materially and adversely affect our business as well as our financial condition and results of operations.

Our business is dependent, in part, upon our ability to utilize our distributed generation systems to create favorable electricity costs for customers based on utility pricing structures and incentives. If utility tariffs change in some regions, then our business would become less viable in those regions. Moreover, even if such tariffs do not change, if we are unable to obtain the expected benefits from those tariffs, our revenues and income would be materially and adversely affected. Changes in utility tariffs or our inability to obtain the benefits of tariff structures could materially and adversely affect our business, financial condition and results of operations. In addition, many utility tariffs include penalties, which can be severe, in the event that our distributed generation systems do not operate properly when required. Incurring these penalties, particularly in cases where we have multiple distributed generation installations serving one utility system, could materially and adversely affect our business.

Our business is subject to the risk of changes in environmental requirements, which changes could materially and adversely affect our business as well as our financial condition and results of operations.

We primarily utilize diesel powered generators in our systems. While our newer generator systems are made to permit the utilization of a blend of natural gas and diesel, and can also be modified to utilize biodiesel, diesel continues to be the primary fuel utilized across our fleet of systems. If regulatory requirements in the business regions of our customers are modified to unfavorably affect the utilization of diesel for generation, or require the diesel to have certain properties that impacts the operation of our distributed generation systems or their cost, then our business could be materially and adversely affected. While, in such case, we would utilize our best efforts to find alternative power sources, there is no assurance those alternative sources would be economically acceptable. Thus, unfavorable changes to such regulatory environmental requirements could materially and adversely affect our business as well as our financial condition and results of operations.

In some of our project-based Distributed Generation system sales, the contracts with our customers have long-term performance requirements that subject us to risks.

In some of our project-based Distributed Generation system sales, the contracts with our customers impose long-term performance requirements on us, and these projects subject us to risks due to our obligations under those contracts. For example, in some cases, we are responsible for the full maintenance on the generators, switchgear, solar panels, or inverters during the term of the contract, but the reserves we have set aside may not be sufficient to cover our maintenance obligations, and the maintenance packages that we purchase to cover the maintenance on the generators may not be adequate. In addition, changes in circumstances that were not contemplated at the time of the contract could expose us to unanticipated risks or to protracted or costly dispute resolution.

Utility companies or governmental entities could place barriers to our entry into the marketplace that could adversely affect our business.

Utility companies or governmental entities could place barriers on the installation of our products or the interconnection of our distributed generation systems with the electric grid. Further, they could charge additional fees to our customers for installing distributed generation. These types of restrictions, fees or charges could impair our ability to sell our distributed generation systems, or the ability of our customers to effectively use our systems, or they could increase the costs of operating our systems. This could make our distributed generation systems less desirable, which could materially and adversely affect our business, financial condition and operating results.

Because our business depends, in part, on conditions in the oil and natural gas industry, such as oil and natural gas prices, volatility in oil and natural gas prices, tight credit markets and disruptions in the U.S. and global financial systems may adversely impact our business.

Prices for oil and natural gas historically have been extremely volatile and have reacted to changes in the supply of, and demand for, oil and natural gas. These include changes resulting from, among other things, the ability of the Organization of Petroleum Exporting Countries to support oil prices, domestic and worldwide economic conditions and political instability in oil-producing countries. We depend in part on our customers’ willingness to make expenditures that are intended to reduce their energy costs. Therefore, weakness in oil and natural gas prices, or the perception by our customers that oil and natural gas prices will decrease in the future, could result in a reduction in purchases of our products and services. Our customers’ willingness to purchase our products and services, and the price of oil and natural gas, depends largely upon prevailing industry conditions that are influenced by numerous factors over which we have no control. A reduction in energy prices could cause a decline in the demand for our products and services or adversely affect the prices that we can charge for our products and services. A material decline in oil and natural gas prices or sustained lower prices could have a material adverse effect on our business, financial condition, results of operations and cash flow.

We could become subject to burdensome government regulation that affects our ability to offer our products and services or that affects demand for our products and services.

Our business operations are subject to varying degrees of federal, state, local and foreign laws and regulations. For example, our products, services and technologies are subject to regulations relating to emissions, building codes, public safety, electrical connections, security protocols, and local and state licensing requirements. The regulations to which we are subject may change, additional regulations may be imposed, or existing regulations may be applied in a manner that creates special requirements for the implementation and operation of our products or services that may significantly impact or even eliminate some of our revenues or markets. In addition, we may incur material costs or liabilities in complying with any such regulations. For example, our company-owned recurring revenue projects could be materially and adversely affected by new laws or regulations, or new interpretations of existing laws and regulations, that would ban the ownership of power generation by a third party, such as us. Furthermore, some of our customers must comply with numerous laws and regulations, which may affect their willingness and ability to purchase our products, services and technologies.

In addition, while the electric power markets in which we operate are regulated, most of our business is not directly subject to the regulatory framework applicable to the generation and transmission of electricity. However, we could become directly subject to such regulation to the extent we are deemed to own, operate or control generation used to make wholesale sales of power or provide ancillary services such as exporting power to the electric power grid as a short-term reserve resource.

The modification of existing laws and regulations or interpretations thereof or the adoption of future laws and regulations could adversely affect our business, cause us to modify or alter our methods of operations and increase our costs and the price of our products, services and technology. In addition, we cannot provide any assurance that we will be able, for financial or other reasons, to comply with all applicable laws and regulations. If we fail to comply with these laws and regulations, we could become subject to substantial penalties or restrictions that could materially and adversely affect our business.

Because many of our businesses and our product offerings have limited histories and their business strategies are evolving, their markets may be limited and concentrated, and limited information is available to evaluate their future prospects.

Our business strategy includes the development and expansion of new businesses and product lines from time to time. Examples of recent new product offerings and those in development include, but are not limited to, our solar products, our LED-based street lights and other LED lighting products being developed by our Energy Efficiency team, our SmartStation and micro-grid products and our PowerBlock generator technologies. Our plans and strategies with respect to these new businesses and product offerings are often based on limited histories and market information and are continually being modified as we seek to maximize their potential. In addition, our new businesses generally have a limited number of customers, and our future success depends in large part upon our ability to expand our customer base and to enhance and develop our products and services in these new businesses so that they will generate significant revenues, profits and cash flow.

As a company developing new businesses in the rapidly evolving energy and technology markets, we face numerous risks and uncertainties that are described in this item as well as other parts of this prospectus supplement and the accompanying prospectus. Some of these risks relate to our ability to:

•	anticipate, adapt and influence the changing regulatory climate for energy and technology products, services and technology;

•	provide new products and services at price points that deliver economic benefits to our customers and to us;

•	expand our customer base in our new businesses;

•	anticipate and adapt to the changing energy markets and customer preferences;

•	attract, retain and motivate qualified personnel and leaders for these new businesses;

•	respond to actions taken by our competitors;

•	integrate acquired businesses, technologies, products and services;

•	generate revenues, gross margins, cash flow and profits from sales of new products and services; and

•	implement effective marketing strategies to promote awareness of our new businesses, products and services.

Our business and financial results in the future will depend heavily on the market acceptance and profitability of our new businesses and these new product and service offerings. If we are unsuccessful in addressing these risks or in executing our business strategies, or if our business model fails or is invalid, then our business could be materially and adversely affected.

Changes in our product mix can materially and adversely affect our business.

The margins on our revenues from some of our product and service offerings are higher than the margins on other product and service offerings. For example, our Distributed Generation products and services generally yield gross profit margins in the 25-45% range, our Utility Infrastructure products and services generally yield gross profit margins in the 5-30% range, and our Energy Efficiency products generally yield gross margins in the 20-40% range. The gross profit margin we realize within these ranges largely correlates to the amount of value-added products and services we deliver, with highly engineered, turn-key projects realizing higher gross profit margins due to the benefits they deliver our customers and the value we deliver because we are vertically integrated. Because of these gross profit margin differences, changes in the mix of our product lines can adversely affect our consolidated gross profit margin results. Additionally, our margins fluctuate from project to project, depending on the project’s scope, technical specifications and materials and labor costs, among other factors. Our margins can also fluctuate based upon competition, alternative products and services, operating costs, tariff systems and contractual factors. In addition, we cannot currently accurately estimate the margins of some of our new and developing products and services due to their limited operating history. Our new products and services may have lower margins than our current products and services. If in the future we derive a proportionately greater percentage of our revenues from lower margin products and services, then our overall margins on our total revenues will decrease, and, accordingly, we will record lower profits and receive less cash flow on the same amount of revenues.

We are subject to lawsuits, claims and other proceedings from time to time, and in the future we could become subject to new proceedings, and if any of those proceedings become material and are successfully prosecuted against us, our business, financial condition and results of operations could be materially and adversely affected.

From time to time, we are involved in a variety of claims, lawsuits, investigations, actions and other legal proceedings arising in the ordinary course of our business, including actions with respect to labor and employment, taxes, breach of contract, property damage and other matters. For example, from time to time, we are involved in disputes relating to the scope of our services, or services that we receive from our vendors, and charges or fees relating to those services. These disputes have historically been limited in number and dollar amount and, in the opinion of management, based upon current information, no currently pending or overtly threatened claim is expected to have a material adverse effect on our business, financial condition or results of operations. However, our historical experience is not necessarily indicative of the number or dollar amount of future disputes or claims, and the ultimate outcome of these types of matters cannot be accurately predicted due to the inherent uncertainty of litigation. We have vigorously defended all claims against us in the past, and intend to continue to do so in the future. However, even if we are successful on the merits, any pending or future lawsuits, claims or other legal proceedings could be time-consuming and expensive to defend or settle and could result in the diversion of significant management time and operational resources, which could materially and adversely affect us. In addition, it is possible that an unfavorable resolution of one or more such disputes, claims or proceedings could in the future materially and adversely affect our financial position, results of operations or cash flows.

We extend product warranties, which could adversely affect our operating results.

We generally provide a standard one year warranty for our distributed generation, switchgear and utility infrastructure equipment and a five to ten year warranty for our LED lighting-based products. In certain cases, we offer extended warranty terms for those product lines. We reserve for the estimated cost of product warranties when revenue is recognized, and we evaluate our warranty reserves periodically by reviewing our warranty repair experience. While we engage in product quality programs and processes, including monitoring and evaluating the quality of our components suppliers and instituting methods to remotely detect and correct failures, our warranty obligation is affected by actual product failure rates, parts and equipment costs and service labor costs incurred in correcting a product failure. Our warranty reserves may be inadequate due to undetected product defects, unanticipated component failures, or changes in estimates for material, labor and other costs we may incur to replace projected product failures. As a result, if actual product failure rates, parts and equipment costs or service labor costs exceed our estimates, our operating results could be adversely impacted.

In addition, we provide longer warranties for our PowerSecure Solar products and services. Since the solar energy systems we purchase and sell, and their associated components, including solar panels, cannot be tested for the duration of their standard multi-year warranty period, we may be subject to unexpected warranty expense and product liability claims that our vendors do not cover. Additionally, the solar panel manufacturing industry is undergoing a significant economic downturn, driven largely by decreasing panel prices, and this has weakened the financial health of many of the panel manufacturers which can affect their ability to honor their warranty obligations. The current standard product warranty for the solar energy systems we sell includes a warranty period of generally one to five years for defects in material and workmanship, a warranty period of generally ten to twenty years for declines in power performance, and a warranty period of generally fifteen to twenty-five years on the functionality of solar panels which is generally backed by the panel manufacturer. Due to the long warranty period and even though we pass through manufacturers’ warranties from the manufacturer, we may bear the risk of extensive warranty claims long after we have shipped product and recognized revenue. Any warranty claims that the manufacturer does not cover could cause us to increase the amount of warranty reserves and have a corresponding negative impact on our results.

Consolidation in our customer base and utility relationships can create risks that could adversely affect our business.

From time to time industry consolidation can occur and impact our customers and potential customers, as well as our utility relationships and potential utility relationships. Industry consolidation has the potential to impact virtually every area of our business. In each of our businesses, industry consolidation has the potential to create both positive and negative effects on our business. The risks created by industry consolidation include, but are not limited to, instances where our customers or utility company relationships are acquired by other customers or utilities who:

•	have vendors other than us from which they prefer to source our products and services;

•	seek to reduce the prices they pay for our products and services;

•	have not adopted our methodologies and technology;

•	impact organizational structures and personnel such that our relationships are negatively affected; or

•	in the case of utilities, cause changes in tariff structures that are unfavorable to our business.

Many of our products and services experience long and variable sales cycles, which could have a negative impact on our results of operations for any given quarter or year and on our ability to anticipate and plan for our future revenues.

Purchases of our products and services are usually significant financial investments for our customers and are used by our customers to address important and complex business needs. Customers generally consider a wide range of issues and alternatives before making a decision to purchase our products and services. Before customers commit to purchase our products, they often require a significant technical review, assessment of competitive products and approval at a number of management levels within their organization. The sales cycle may vary based on the industry in which the potential customer operates. The length and variability of the sales cycle makes it difficult to predict whether particular sales commitments will be received in any given quarter. During the time our customers are evaluating our products and services, we may incur substantial sales and marketing and research and development expenses to customize our products to the customers’ needs. We may also expend significant management efforts, increase manufacturing capacity, hire employees, purchase or lease equipment, order long-lead-time components or purchase significant amounts of inventory prior to receiving an order. Even after this evaluation process, a potential customer may not purchase our products. As a result, these long sales cycles may cause us to incur significant expenses without receiving revenue to offset those expenses.

If we are unable to continue to develop new and enhanced products and services that achieve market acceptance in a timely manner, our competitive position and operating results could be harmed.

Our future success will depend on our ability to continue to develop new and enhanced products and services that achieve market acceptance in a timely and cost-effective manner. The markets in which our businesses operate are characterized by frequent introductions of new and enhanced products and services, evolving industry standards and regulatory requirements, government incentives and changes in customer needs. The successful development and market acceptance of our products and services depends on a number of factors, including:

•	the changing requirements and preferences of the potential customers in our markets;

•	the accurate prediction of market requirements, including regulatory issues;

•	the timely completion and introduction of new products and services to avoid obsolescence;

•	the quality, price and performance of new products and services;

•	the availability, quality, price and performance of competing products, services and technologies;

•	our customer service and support capabilities and responsiveness;

•	the successful development of our relationships with existing and potential customers; and

•	changes in industry standards.

We may experience financial or technical difficulties or limitations that could prevent us from introducing new or enhanced products or services. Furthermore, any of these new or enhanced products and services could contain problems that are discovered after they are introduced. We may need to significantly modify the design of these products and services to correct problems. Rapidly changing industry standards and customer preferences and requirements may impede market acceptance of our products and services. Our business could be materially and adversely affected if we experience difficulties in introducing new or enhanced services and products or if these products and services are not received favorably by our customers.

Development and enhancement of our products and services will require significant additional expenses and could strain our management, financial and operational resources. The lack of market acceptance of our products or services or our inability to generate sufficient revenues from this development or enhancements to offset their costs could have a material adverse effect on our business. In addition, we may experience delays or other problems in releasing new products and services and enhancements, and any such delays or problems may cause customers to forego purchases of our products and services and to purchase those of our competitors.

We cannot provide assurance that products and services that we have recently developed or that we develop in the future will achieve market acceptance. If our new products and services fail to achieve market acceptance, or if we fail to develop new or enhanced products and services that achieve market acceptance, our growth prospects, operating results and competitive position could be adversely affected.

Rapid technological changes may prevent us from remaining current with our technological resources and maintaining competitive product and service offerings.

The markets in which our businesses operate are characterized by rapid technological change. Significant technological changes could render our existing and planned new products, services and technology obsolete. Our future success will depend, in large part, upon our ability to:

•	effectively use and develop leading technologies;

•	continue to develop our technical expertise;

•	enhance our current products and services with new, improved and competitive technology; and

•	respond to technological changes in a cost-effective manner.

If we are unable to successfully respond to technological change or if we do not respond to it in a cost-effective manner, then our business will be materially and adversely affected. We cannot assure you that we will be successful in responding to changing technology. In addition, technologies developed by others may render our products, services and technology uncompetitive or obsolete. Even if we do successfully respond to technological advances, the integration of new technology may require substantial time and expense, and we cannot assure you that we will succeed in adapting our products, services and technology in a timely and cost-effective manner.

Failures in the integrity of our current financial systems and processes, and future system or process upgrades or changes, could materially affect our business performance and our ability to accurately and timely report our financial results.

Our ability to generate accurate and timely financial information for management reporting and public reporting purposes is dependent on the integrity and stability of our current financial systems and processes, and future changes and upgrades to these systems and processes. Disruptions in our systems integrity could lead to operational issues and inefficiencies in our business which could be material. Our growth requires that we upgrade our financial systems and processes from time to time, and we expect financial system upgrades will improve our financial operations when complete, but transitional issues could occur during the upgrade process which could adversely impact our performance as well as the integrity or timing of our financial results.

We face intense competition in the markets for our products, services and technology, and if we cannot successfully compete in those markets, our business could be materially and adversely affected.

The markets for our products, services and technology are intensely competitive and subject to rapidly changing technology, new competing products and services, frequent performance improvements and evolving industry standards. The markets for energy solutions are fragmented. We compete against traditional supply-side resources as well as against solutions offered by utilities and competitive electricity suppliers. We expect the intensity of competition to increase in the future because the growth potential and deregulatory environment of the energy market have attracted and are anticipated to continue to attract many new competitors, including new businesses as well as established businesses from different industries. In addition, the economic downturn has resulted in supply-side imbalances in some of our markets. As a result of increased competition, we may have to reduce the price of our products and services, and we may experience reduced gross margins and loss of market share, which could significantly reduce our future revenues and operating results.

Many of our existing competitors, as well as many potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, marketing, manufacturing and other resources than we do. This may enable our competitors to respond more quickly to new or emerging technologies and changes in customer requirements or preferences and to devote greater resources to the development, promotion and sale of their products and services than we can. Our competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, customers, strategic partners and suppliers and vendors than we can. Our competitors may develop products and services that are equal or superior to the products and services offered by us or that achieve greater market acceptance than our products do. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to improve their ability to address the needs of our existing and prospective customers. As a result, it is possible that new competitors may emerge and rapidly acquire significant market share or impede our ability to acquire market share in new markets. We cannot assure you that we will have the financial resources, technical expertise, portfolio of products and services or marketing and support capabilities to compete successfully in the future. Our inability to compete successfully or to timely respond to market demands or changes could have a material adverse effect on our business, conditions and results of operations.

If we fail to effectively manage our operations as we grow, our ability to sell our products and services and to provide quality customer service may be adversely affected.

In recent years, we have experienced substantial growth in our business and revenues, , the scope of our operations have expanded into new lines of business and new geographic areas, and the number of our employees has increased significantly to support that growth, and we expect that growth and expansion to continue. This growth could place a significant strain on our management and operational resources, including our ability to timely and cost-effectively satisfy our customers’ requirements and our ability to execute our business plan Accordingly, we must plan and manage our limited resources effectively in order to continue to offer quality and successful products and services, to carry out our business plan and to achieve profitability in the midst of such growth. If we are not able to effectively manage our long-term growth in the future, our business and operations could be materially and adversely affected.

Our business may be subject to additional obligations to collect and remit sales, use or other taxes, and any successful action by state, foreign or other authorities to collect additional sales, use or other taxes could adversely harm our business.

We file sales or use tax returns in certain states as required by law. We do not collect sales or other similar taxes in other states and many of the states do not apply sales or similar taxes to the services that we provide. However, one or more states could seek to impose additional sales or use tax collection and record-keeping obligations on us. Any successful action by state, foreign or other authorities to compel us to collect and remit sales or use taxes, either retroactively, prospectively or both, could adversely affect our results of operations and business.

If our information technology systems fail to adequately gather and protect required data or are compromised or fail to operate, or if we experience an interruption in the operation of our information technology systems, our business, financial condition and results of operations could be adversely affected.

The efficient operation of our business is dependent on our information technology systems. For example, we rely on our information technology systems to effectively control distributed generation equipment on our customers’ sites and gather and assess data used in our operations. The failure of our information technology systems to perform as we anticipate could disrupt our business and make us unable, or severely limit our ability, to serve our customers. In addition, our information technology systems are vulnerable to damage or interruption from:

•	earthquakes, fires, floods and other natural disasters;

•	terrorist attacks and attacks by computer viruses or hackers;

•	power losses; and

•	computer systems, Internet, telecommunications or data network failures.

Any interruption in the operation of our information technology systems could result in decreased revenues, loss of customer confidence in our products, services, technology or systems and lawsuits and could subject us to penalties. Although no such failures or interruptions have occurred to date, any such occurrence could have a material adverse effect on our business, financial condition and results of operations.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our customers and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions, which could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Although we have not suffered any such breach, access or other loss of information to date, any such occurrence could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disrupt our operations and the services we provide to customers, damage our reputation and cause a loss of confidence in our products and services, which could adversely affect our business, financial condition and results of operations.

We may be unable to acquire other businesses, technologies or companies or engage in other strategic transactions, or to successfully realize the benefits of any such strategic transactions.

In the past, in addition to organic growth, we have grown by acquiring complimentary products, services, technologies and businesses and entering into other strategic transactions that have enabled us to increase our product and service offerings, expand our markets and add experienced management. For example, in 2012 we acquired PowerSecure Solar, in February 2013 we acquired the ESCO business of Lime and in April 2013 we acquired Solais.

As part of our business strategy, we expect to continue to evaluate and consider potential strategic transactions, including business combinations, acquisitions and strategic alliances, to enhance our existing businesses and to develop new products and services. At any given time we may be engaged in discussions or negotiations with respect to one or more of these types of transactions, and any of these transactions could be material to our financial condition and results of operations if consummated. However, we do not know if we will be able to identify any future opportunities that we believe will be beneficial for us. Even if we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction, and even if we do consummate such a transaction we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Any future acquisition involves risks commonly encountered in business relationships, including:

•	the difficulties in assimilating and integrating the operations, personnel, systems, technologies, products and services of the acquired business;

•	the technologies, products or businesses that we acquire may not achieve expected levels of revenue, profitability, benefits or productivity;

•	the difficulties in retaining, training, motivating and integrating key personnel;

•	the diversion of management’s time and resources away from our normal daily operations;

•	the difficulties in successfully incorporating licensed or acquired technology and rights into our product and service offerings;

•	the difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

•	the difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

•	the risks of entering markets in which we have no or limited direct prior experience;

•	potential disruptions to our ongoing businesses; and

•	unexpected costs and unknown risks and liabilities associated with the acquisition.

We cannot assure you that we will make any additional acquisitions or that this or any future acquisitions will be successful, will assist us in the accomplishment of our business strategy, or will generate sufficient revenues to offset the associated costs and other adverse effects or will otherwise result in us receiving the intended benefits of the acquisition. In addition, we cannot assure you that recent acquisitions or any future acquisition of new businesses or technology will lead to the successful development of new or enhanced products and services, or that any new or enhanced products and services, if developed, will achieve market acceptance or prove to be profitable.

If we fail to adequately protect our intellectual property rights, we could lose important proprietary technology, which could materially and adversely affect our business.

Our success and ability to compete depends, in substantial part, upon our ability to develop and protect our proprietary technology and intellectual property rights to distinguish our products, services and technology from those of our competitors. The unauthorized use of our intellectual property rights and proprietary technology by others could materially harm our business. We rely primarily on a combination of copyright, trademark and trade secret laws, along with confidentiality agreements, contractual provisions and licensing arrangements, to establish and protect our intellectual property rights. Although we hold several patents, trademarks, and unregistered copyrights in our business, and we have applied for an additional patent and the registration of a number of new trademarks and service marks and intend to continue to introduce new trademarks and service marks, we believe that the success of our business depends more upon our proprietary technology, information, processes and know-how than on patents or trademark registrations. In addition, much of our proprietary information and technology may not be patentable. Also, we may not be successful in obtaining any future patents or in registering new marks.

Despite our efforts to protect our intellectual property rights, existing laws afford only limited protection, and our actions may be inadequate to protect our rights or to prevent others from claiming violations of their proprietary rights. Unauthorized third parties may attempt to copy, reverse engineer or otherwise obtain, use or exploit aspects of our products and services, develop similar technology independently, or otherwise obtain and use information that we regard as proprietary. We cannot assure you that our competitors will not independently develop technology similar or superior to our technology or design around our intellectual property. In addition, the laws of some foreign countries may not protect our proprietary rights as fully or in the same manner as the laws of the United States.

We may need to resort to litigation to enforce our intellectual property rights, to protect our trade secrets, and to determine the validity and scope of other companies’ proprietary rights in the future. However, litigation could result in significant costs or in the diversion of management and financial resources. We cannot assure you that any such litigation will be successful or that we will prevail over counterclaims against us. Our failure to protect any of our important intellectual property rights or any litigation that we resort to in order to enforce those rights could materially and adversely affect our business.

If we face claims of intellectual property infringement by third parties, we could encounter expensive litigation, be liable for significant damages or incur restrictions on our ability to sell our products and services.

Although we are not aware of any credible claims of present infringement of our products, services or technology on the intellectual property rights of others, we cannot be certain that our products, services and technologies do not or in the future will not infringe on the valid intellectual property rights held by third parties. In addition, we cannot assure you that third parties will not claim that we have infringed their intellectual property rights.

In recent years, there has been a significant amount of litigation in the United States involving patents and other intellectual property rights. In the future, we may be a party to litigation as a result of an alleged infringement of others’ intellectual property. Successful infringement claims against us could result in substantial monetary liability, require us to enter into royalty or licensing arrangements, or otherwise materially disrupt the conduct of our business. In addition, even if we prevail on these claims, this litigation could be time-consuming and expensive to defend or settle, and could result in the diversion of our time and attention and of operational resources, which could materially and adversely affect our business. Any potential intellectual property litigation also could force us to do one or more of the following:

•	stop selling, incorporating or using our products and services that use the infringed intellectual property;

•	obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on commercially reasonable terms, or at all; or

•	redesign the products and services that use the technology.

If we are forced to take any of these actions, our business may be seriously harmed. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed.

Our use of percentage-of-completion accounting could result in a reduction or elimination of previously reported profits.

A significant portion of our revenues is recognized using the percentage-of-completion method of accounting. In applying the percentage-of-completion method to our distributed generation turn-key projects, we have identified the key output project phases that are standard components of these projects. We have further identified, based on past experience, an estimate of the value of each of these output phases based on a combination of costs incurred and the value added to the overall construction project. While the order of these phases varies depending on the project, each of these output phases is necessary to complete each project and each phase is an integral part of the turn-key product solution we deliver to our customers. We use these output phases and percentages to measure our progress toward completion of our construction projects. For each reporting period, the status of each project, by phase, is determined by employees who are managers of or are otherwise directly involved with the construction project and is reviewed by our accounting personnel. Utilizing this information, we recognize project revenues (and associated project costs) and gross profit based on the percentage associated with output phases that are complete or in process on each of our projects.

In applying the percentage-of-completion method to our utility infrastructure projects, revenues and gross profit are recognized as work is performed based on the relationship between actual costs incurred and total estimated costs at completion. In all cases where we utilize the percentage-of-completion, revenues and gross profit are adjusted prospectively for revisions in estimated total contract costs and contract values. Estimated losses, if any, are recorded when identified.

Because the percentage-of-completion method of accounting relies upon estimates described above, recognized revenues and profits are subject to revision as a project progresses to completion. Revisions in profit estimates are charged to income in the period in which the facts that give rise to the revision become known. In the event we were required to adjust any particular project’s estimated revenues or costs, the effect on the current period earnings may be significant. If, however, conditions arise that requires us to adjust our estimated revenues or costs for a series of similar construction projects, the effect on current period earnings would more likely be significant. In addition, certain contracts provide for cancellation provisions prior to completion of a project. The cancellation provisions generally provide for payment of costs incurred, but may result in an adjustment to profit already recognized in a prior period.

Our operating results can be negatively affected by weather conditions.

We perform a substantial amount of our services in the outdoors. As a result, adverse weather conditions, such as rainfall, snow or storms, may affect our productivity in performing, or may delay our performance of, those services. The effect of weather delays in projects that are under fixed price arrangements may be greater if we are unable to adjust the project schedule for such delays. While difficult weather conditions can provide opportunities for us to serve utilities with storm restoration activities, which would generally enhance our financial results, a reduction in our productivity or delays in our performance of our services may adversely affect our business and financial results.

We face exposure to significantly higher tax liabilities in the future as a result of our recent utilization of existing net operating loss carryforwards, which could adversely affect our cash flows and net income.

In the past, we have been able to offset a substantial amount of our taxable income for U.S. federal income tax purposes by utilizing our net operating loss carryforwards, or NOLs. However, we have exhausted a significant portion of our available NOLs as a result of taxable income in recent years. As of December 31, 2012, our available federal NOLs were approximately $21.2 million, none of which expire over the next three years. When our aggregate future net income, for federal income tax purposes, exceeds the amount of our available NOLs we will commence incurring a liability for federal income taxes, which will adversely affect our net income, cash flow and available cash resources compared to previous periods.

In addition, our ability to utilize these NOLs is subject to significant conditions and restrictions. If we fail to meet these conditions and restrictions, we may be unable to fully utilize some or all of these NOLs. For example, the use of our NOLs is limited under the alternative minimum tax provisions of the U.S. federal income tax code, as a result of which we have recorded and paid U.S. federal income taxes in the past and expect to do so in the future. Other limitations imposed on our ability to use NOLs to offset future taxable income could cause us to pay U.S. federal income taxes earlier than we otherwise would if such limitations were not in effect, adversely affecting our future net income and cash flow. For example, a corporation that undergoes an “ownership change” for U.S. federal income tax purposes is subject to limitations on its ability to utilize its NOLs to offset future taxable income. A corporation generally undergoes an ownership change when the ownership of its stock, by value, changes by more than 50 percentage points over any three year period. Similar rules and limitations may apply for state income tax purposes as well.

We expect our overall effective tax rate in the future will be higher than in recent years and will adversely affect our net income.

The income tax expense or benefit we record is the result of applying our annual effective tax rate by our net income or loss. Our effective tax rate and our income tax expense or benefit includes the effects of many factors, including changes in the valuation allowance for our net deferred tax asset associated with our NOLs. As a result of the gain from the sales of our non-core businesses in 2011 and the expectation of taxable income in the future, we eliminated our valuation allowance for our net deferred tax asset associated with our remaining NOLs. Our overall effective tax rate in 2011 was reduced by the favorable effects of the elimination of our valuation allowance. In the future, however, we expect our effective tax rate will increase to more closely approximate statutory rates and this will adversely affect our net income.

Changes in statutory tax rates or in our effective tax rate may have an adverse effect on our results of operations.

Our future effective tax rates may be adversely affected by a number of factors including:

•	changes in government administrations at the federal and state levels;

•	changes in tax laws or interpretation of such tax laws, changes in statutory tax rates, and changes in generally accepted accounting principles related to accounting for income taxes;

•	the jurisdiction in which profits are determined to be earned and taxed;

•	the resolution of issues arising from tax audits with various authorities;

•	changes in the valuation of our deferred tax assets and liabilities;

•	adjustments to estimated taxes upon finalization of various tax returns;

•	increases in expenses not deductible for tax purposes;

•	changes in available tax credits; and

•	the recognition and measurement of uncertain tax positions.

Any significant increase in statutory tax rates or our future effective tax rates would adversely impact net income for future periods. In addition, the determination of our income tax expense requires complex estimations, significant judgments and significant knowledge and experience concerning the applicable tax laws. To the extent our actual income tax liability materially exceeds our income tax expense and accruals due to factors, including the above, which were not anticipated at the time we estimated our tax expense, our net income or cash flows would be adversely affected.

We are subject to the risks of owning real property.

We own real property, including the land and building constituting our principal executive offices. The ownership of real property subjects us to risks, including:

•	the possibility of environmental contamination and the costs associated with fixing any environmental problems and the risk of damages resulting from such contamination;

•	adverse changes in the value of the property, due to interest rate changes, changes in the neighborhood in which the property is located, or other factors;

•	ongoing maintenance expenses and costs of improvements;

•	the possible need for structural improvements in order to complying with zoning, seismic, disability act or other requirements; and

•	possible disputes with neighboring owners or others.

Our current and anticipated future international activities subject us to many legal, business, political and economic risks and uncertainties that could adversely affect our operating results if they materialize.

We acquire some of our inventory, primarily for our Energy Efficiency products, and we expect to market and sell some of our products and services, in international markets. While virtually none of our sales have been into international markets in recent years, one component of our strategy for future growth involves the expansion of our products and services into new international markets and the expansion of our marketing efforts in our current international markets. This expansion will require significant management attention and financial resources to establish additional offices, hire additional personnel, localize and market products and services in foreign markets and develop relationships with international service providers. Moreover, we acquire a significant amount of our inventory for our Energy Efficiency business from Asian nations. We have very limited experience in international operations, including developing localized versions of our products and services and developing relationships with international service providers. We cannot provide any assurance that we will be successful in developing international operations, or that revenues from international operations will be sufficient to offset these additional costs. If revenues from international operations are not adequate to offset the additional expense from expanding these international operations, our business could be materially and adversely affected.

New regulations related to conflict-free minerals may force us to incur additional expenses.

In August 2012, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted new rules requiring disclosure of the use of certain minerals, referred to as conflict minerals, which originate in the Democratic Republic of Congo or adjoining countries. The final rules impose diligence and disclosure obligations with respect to these conflict minerals, which are defined as tin, tantalum, tungsten and gold, which are necessary to the functionality of a product manufactured, or contracted to be manufactured, by an SEC reporting company. If conflict minerals necessary to the functionality of a product manufactured originated in the Democratic Republic of Congo or an adjoining country, the final rules require the issuer to prepare and file a report addressing its efforts to exercise due diligence on the minerals’ source and chain of custody. Our supply chain is complex and we may incur significant costs to determine the source and custody of any conflict minerals in order to comply with these disclosure requirements, including costs associated with canvassing our supply chain to determine the source country of any conflict minerals incorporated in our products, in addition to the cost of remediation and other changes to products, processes, or sources of supply as a consequence of such verification activities. We may also face reputational challenges if we are unable to verify the origins for all conflict minerals used in our products, technology or equipment, or if we are unable to certify that our products are “conflict-free.” Implementation of this rulemaking may also affect the sourcing, price and availability of some minerals necessary to the manufacture of our products.

We are subject to physical and financial risks associated with climate change.

We are subject to the risks and uncertainties associated with greenhouse gases, commonly referred to as GHGs, and global climate change. While there is significant controversy and uncertainty over this issue, climate change creates physical and financial risks and uncertainties. Physical risks from climate change could include the risks of an increase in sea level and changes in weather conditions, such as an increase in changes in precipitation and extreme weather events. The possibility of sea level rises could adversely affect our customers in coastal communities. In addition, our potential customers’ energy needs vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, the energy use in our markets could increase or decrease depending on the duration and magnitude of the changes. While the effects of increased energy use could enhance the need for our products and services, decreased energy use due to weather changes could adversely affect our business and financial condition, through decreased revenues. In addition, to the extent climate change impacts a region’s economic health, it may also impact our revenues because our financial performance is tied, in part, to the health of the regional economies we serve. To the extent financial markets view climate change and emissions of GHGs as a financial risk, this could negatively affect our ability to access capital markets or cause us to receive less beneficial terms and conditions in future credit financings.

Moreover, the potential economic effects of climate change, such as an increase in energy prices, and the potential effect of future legislation aimed at reducing the impact of climate change and lowering emissions could increase the pace of development of alternative energy sources and supplies, and the voluntary reduction in energy use, each of which could reduce the need for distributed generation and utility infrastructure services, adversely affecting our business and operating results.

We may be subject to legislative and regulatory responses to climate change, with which compliance could be difficult and costly.

Legislative and regulatory responses related to climate change and new interpretations of existing laws through climate change litigation create financial risk. Increased public awareness and concern has resulted in more federal, state and local requirements to reduce or mitigate the effects of GHGs. Thus, there is a risk that our distributed generation operations, or other businesses could be subject to regulation under climate change laws at the federal, state or local level in the future, and that any such regulation could be difficult and costly to our business and adversely affect our results of operations.

Catastrophic events and other factors outside of our control could disrupt our business.

We must protect our business and operations against damage from earthquake, flood, hurricane and similar catastrophic events. A natural disaster or other unanticipated problem could also adversely affect our business by, among other things, harming our information systems or data, or other internal operations, limiting our ability to communicate with our customers, impairing our ability to perform critical functions of our business and limiting our ability to sell our products and services. Any outbreak of a widespread communicable disease pandemic could similarly impact our operations. There may also be secondary impacts that are unforeseeable as well, such as impacts to our customers and disruptions to our supply chain, which could cause delays in new orders, delays in completing projects or even cancellations of orders. Any of these events could severely affect our ability to conduct normal business operations and, as a result, adversely affect our business, financial condition and our results of operations.

Risks Related to this Offering and the Ownership of our Shares

Our charter documents, as well as certain portions of Delaware law, contain anti-takeover provisions that could discourage or prevent a third-party acquisition of our common stock, even if an acquisition would be beneficial to our stockholders.

Some provisions in our second restated certificate of incorporation and of our amended and restated by-laws, as well as some provisions of Delaware law, could have the effect of discouraging, delaying or preventing a third party from attempting to acquire us, even if doing so would be beneficial to stockholders, including transactions in which investors might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions could also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:

•	a classified Board of Directors in which only approximately one-third of the total board members are elected at each annual meeting;

•	limitations on the ability of stockholders to change the authorized number of directors or to fill vacancies on the Board of Directors;

•	the prohibition of cumulative voting in the election of directors;

•	provisions permitting a director to be re-elected in an uncontested election even if less than a majority of the shares voted in that election vote in favor of that director;

•

authority for our Board of Directors to issue shares of our common stock and of our preferred stock, and to determine the price, voting and other rights, preferences, privileges and restrictions of undesignated shares of preferred stock, without any vote by or approval of our stockholders;

•	super-majority voting requirements to effect material amendments to our second restated certificate and restated by-laws;

•	a limitation on which persons may call a special meeting of stockholders;

•	a prohibition on stockholders acting by written consent without a meeting;

•	a fair price provision that sets minimum price requirements for potential acquirers under certain conditions;

•	anti-greenmail provisions which limit our ability to repurchase shares of common stock from significant stockholders;

•	restrictions under Delaware law on mergers and other business combinations between us and any 15% stockholders; and

•	advance notice requirements for director nominations and for stockholder proposals.

In addition, we have entered into employment agreements with most of our executive officers which, among other things, include provisions for severance payments and accelerated vesting of benefits, such as accelerated vesting of restricted stock and stock options, upon a change in control or circumstances after a change in control.

We have not in the past and we do not currently intend to pay cash dividends on our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend on retaining any future earnings to fund the development and growth of our business and operations and do not expect to pay cash dividends in the foreseeable future on the common stock. Future dividends, if any, will be determined by our Board of Directors, based upon our earnings, financial condition, capital resources, capital requirements, charter restrictions, contractual restrictions and such other factors as our Board of Directors deems relevant.

The market for our common stock is volatile and subject to extreme trading price and volume fluctuations.

The market price and volume of our common stock has in the past been, and in the future is likely to continue to be, highly volatile. For example, since January 1, 2013, the closing sale price of our common stock, as reported on The NASDAQ Global Select Market, has fluctuated from a low of $7.88 to a high of $18.41. The stock market in general, and the market for small cap companies and energy companies in particular, have experienced extreme price and volume fluctuations in recent years, and these fluctuations have often been unrelated or disproportionate to the operating performance of those companies. A number of factors could cause wide fluctuations in the market price and trading volume of our common stock to continue in the future, including:

•

the effects of economic and market conditions on our business and revenues, especially the effects of the recent financial crisis and economic recession, including the length thereof and the timing of and strength of an economic recovery and its effects on our markets, and the volatility and disruption of the capital and the credit markets on the demand for our products, services and technologies;

•	actual or anticipated fluctuations in our results of operations or those of our competitors, or in other companies that investors consider comparisons to ours;

•

announcements by us or our competitors of acquisitions, significant technical innovations, new products or services, product improvements, significant contracts, strategic relationships or capital commitments;

•	the receipt, deferral or loss of significant customer orders, including replacing, sustaining and growing revenues from new customers;

•	the introduction of new products and services by us or by our competitors;

•	the commencement of, or our involvement in, litigation or other legal or regulatory proceedings;

•	announcements by us or our competitors about the success or status of business;

•	our ability to develop new relationships and to maintain and enhance existing relationships with customers and strategic partners;

•	conditions or trends in the energy and technology industries in general, and in the particular markets we serve;

•	potential favorable or unfavorable regulatory and legislative impacts, including provisions and spending which may or may not be included in federal economic stimulus legislation;

•

changes in any revenue or earnings guidance or future goals or targets we may from time to time provide, and changes in the amount or timing of our new business announcements and of our revenue backlog ;

•	our financing and capital raising activities;

•	recommendations by securities analysts and their revenue and earnings estimates, including changes thereto;

•	changes in, or the failure by us to meet, securities analysts’ estimates and expectations;

•	the lower coverage by securities analysts and the media of smaller issuers like us;

•	changes in the market valuation of other energy or technology companies;

•	additions or departures of key personnel;

•	purchases or sales of our common stock by our directors, executive officers and significant stockholders;

•	general economic, business and market conditions and fluctuations in equity markets; and

•	other external factors or other disasters or crisis.

Many of these factors are beyond our control. The occurrence of any one or more of these factors could cause the market price of our common stock to increase or decrease significantly, regardless of our operating performance.

In addition, broad fluctuations in price and volume may be unrelated or disproportionate to operating performance. Any significant fluctuations in the future might result in a material decline in the market price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Securities litigation is often expensive to defend or settle and could divert management’s attention and operational resources, which could have a material adverse effect on our business, even if we ultimately prevail in the litigation.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not enhance our results of operations or increase the value of our common stock, including on acquisitions of businesses. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

If securities analysts do not public research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

The trading market for our common stock depends in part on the research and reports that industry or financial analysts publish about us or our business. If one or more of the analysts covering our business downgrade their evaluations of or recommendations regarding our stock, or if one or more of the analysts cease providing research coverage on our stock, the price of our stock could decline. If one or more of these analysts cease providing research coverage on our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

We may issue a substantial number of shares of our common stock in the future, and stockholders may be adversely affected by the issuance of those shares.

In addition to this offering, from time to time in the future we may raise additional capital by issuing shares of our common stock or securities convertible into shares of our common stcok, which would increase the number of shares outstanding and may result in dilution in the equity interest of our current stockholders and may adversely affect the market price of our common stock. We have filed two shelf registration statements which are effective and allows us to issue up to $70 million in any combination of common stock, preferred stock, warrants and units in offerings for cash, less the amount we raise in this offering, and in connection with acquisitions to issue up to 2.5 million shares of common stock. Shares issued under either shelf registration statement would be freely tradable upon issuance. In addition, from time to time we may issue shares of our common stock or securities convertible into common stock pursuant to exemptions under the Securities Act registration requirements that we register for resale. The issuance, and the resale or potential resale, of shares of our common stock or securities convertible into or exchangeable for shares of our common stock in connection with acquisitions, offerings or otherwise could adversely affect the market price of our common stock, and could be dilutive to our stockholders depending on the use of proceeds, the performance of the acquired business and other factors.

BUSINESS

Company Overview

PowerSecure International, Inc., headquartered in Wake Forest, North Carolina, is a leading provider of products and services to electric utilities and to their large commercial, institutional and industrial customers.

We conduct our core operations through our Utility and Energy Technologies segment, which consists of three product and service areas: our Distributed Generation products and services, our Utility Infrastructure products and services, and our Energy Efficiency products and services. These three areas are commonly focused on serving the needs of utilities and their commercial, institutional and industrial customers to help them generate, deliver and use electricity more reliably and efficiently.

Our strategy is focused on growing these three product and service areas because we believe there is a large unmet market opportunity where we can apply our unique knowledge and skills in the areas of energy generation, delivery and usage to help our customers save money by increasing the efficiency and reliability of their power supply. These three product and service areas share a number of common or complementary utility relationships and customer types, common sales and overhead resources, and common facilities. We discuss and distinguish our Utility and Energy Technologies business due to the unique market needs they are addressing, and the distinct technical disciplines and specific capabilities required for us to deliver them, including personnel, technology, engineering, and intellectual capital.

Our business operates primarily out of our Wake Forest, North Carolina headquarters office, and its operations also include several satellite offices and manufacturing facilities, the largest of which are in the Raleigh and Randleman, North Carolina, McDonough, Georgia, Anderson, South Carolina and Bethlehem, Pennsylvania areas. The locations of our sales organization and field employees are generally in close proximity to the utilities and the commercial, institutional and industrial customers they serve.

The Industry, our Strategy and our Business Areas of Focus

The U.S. electricity industry is large and has expanded over the last two decades. The U.S. electricity market totaled $370 billion in end-user revenue in 2011, with approximately 3,800 billion kilowatt hours consumed. Throughout this period, utilities have been constrained in their ability to invest to meet this growth by an evolving and uncertain regulatory process, the increased burden of environmental constraints including planned reductions in coal plant capacity, and long lead times to complete major capital infrastructure investments. As a result, utilities are challenged to meet demand by traditional means, both in the areas of large scale power production and in power transmission and distribution. This, in addition to ongoing disruptions from severe weather events, has challenged reliability and increased the strain on the electric power grid. This strain is particularly pronounced during peak power periods, when the demand for electricity is at its highest. The rising demand for energy, growing complexity of energy resources and the electric grid, and increasing concerns about the environment, have combined to cause virtually every organization, public and private, including utilities and their end customers, to be focused on energy efficiency or energy productivity. Approximately 60% of U.S. electricity demand is driven by commercial and industrial electricity usage, which is the focus of our business.

These factors have generated a significant need in the marketplace for our products and services. Our strategy is to serve utilities and their large commercial, institutional and industrial customers by providing products and services in these areas that have strong value propositions. Our business leaders and their teams have strong utility and customer relationships and a deep understanding of the markets we serve, and they are incentivized to grow these businesses profitably and on a sustained basis. Our company is highly entrepreneurial and we encourage our business leaders to embrace a philosophy of service and disciplined innovation as a means to anticipate and fill customer needs. Our entrepreneurial culture is an asset that is fundamental to our growth and success. We are continually listening to our utility partners, and to our existing and potential commercial, industrial and institutional customers, to identify energy-related products and services we can deliver to add value to their businesses. We seek to fill these customer needs in several ways, including by:

•	offering our existing portfolio of products and services that have demonstrated their value in similar or complementary situations, usually customizing them for each particular application;

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offering new energy-related technologies and capabilities that are emerging or being developed by third parties, which we can either incorporate into our existing product lines or bring to market as new product offerings; and

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developing new technologies and capabilities internally to serve existing and potential customers when options do not exist in the marketplace, that meet our quality, effectiveness, cost and financial return standards.

Over the near and mid-term, our strategic focus is to continue to grow our businesses and to expand and enhance our product and service offerings in our Utility and Energy Technologies segment, including our Distributed Generation, Utility Infrastructure and Energy Efficiency products and services. Over the longer term, we expect to identify additional areas of business expansion that are complementary to these areas.

The following chart summarizes our business segments, our products and service categories, and our solutions and major brands:

Business Segment	Product and Service Category	Solutions and Major Brands
Utility and Energy Technologies (Our Core Business Segment)	Interactive Distributed Generation	Interactive Distributed Generation power systems, smart grid monitoring for electric utilities, peak shaving and demand response, standby power dispatch and control
PowerSecure Solar distributed energy systems
NexGear brand switchgear products and systems
	Utility Infrastructure	Utility infrastructure products and services, including transmission and distribution system and substation construction and maintenance
UtilityEngineering and PowerServices engineering, regulatory consulting, and electric grid system design
	Energy Efficiency	EfficientLights LED lighting for grocery, drug, and convenience stores
IES LED lighting and lighting components for OEM’s, electronics manufacturers, and commercial, industrial, and consumer lighting applications
EnergyLite LED lighting for utilities and commercial and industrial customers, including street lights and area lights, and overhead lighting

PowerSecure ESCO Solutions, including Energy Efficiency upgrades and retrofits for commercial, industrial, and institutional facilities

Solais LED lamps and fixtures for department stores and other commercial applications

Oil and Gas Services	Natural Gas Measurement	Southern Flow oil and natural gas measurement products and services (This business was sold effective January 1, 2011)

(Non-core — Operations have been Divested and Ceased in 2011)	Water Processing and Disposal	WaterSecure water processing and disposal services for oil and natural gas producers (This business was sold effective June, 2011)

PowerSecure, Interactive Distributed Generation, IDG, NexGear, UtilityServices, UtilityEngineering, PowerServices, EfficientLights, IES, EnergyLite, SecureLite, PowerLite, SuperTube and our other registered or common law trademarks, service marks and trade names appearing in this prospectus supplement and the accompanying prospectus are our property. Any trademarks, service marks or trade names appearing in this prospectus supplement and the accompanying prospectus owned by other companies are the property of their respective owners.

Our Distributed Generation Business

Overview

Our Distributed Generation business involves manufacturing, installing and operating electric generation equipment “on site” at a facility where the power is used, including commercial, institutional and industrial operations. Our systems provide a highly dependable backup power supply during power outages, and provide a more efficient and environmentally friendly source of power during high cost periods of peak power demand. These two sources of value benefit both utilities and their large customers. In addition, our solar energy systems provide utilities and their customers with environmentally friendly power to augment their core power requirements.

Our Distributed Generation systems contain our proprietary electronic controls and software, which enable our systems to be monitored around the clock by our smart grid monitoring center, protecting our customers’ operations from power outages and their costs. Through our monitoring center, we also forecast utilities’ peak demand periods and we electronically deploy our systems during these periods to power customers’ operations instead of drawing electricity from the utility grid. Our smart grid monitoring center ensures that our Distributed Generation systems deliver power at optimal times and durations for maximum efficiency. This efficient peak demand power capacity benefits both the utility and the customer whose facility is being supported by the system. Our systems also enable utilities to delay new infrastructure investments for transmitting and distributing power, and minimize energy losses associated with moving electricity over long distances.

Market

The market for our Distributed Generation systems is driven by the multiple sources of value they provide. Both utilities and their large customers receive financial and operational benefits from our systems.

For utilities, our systems help them to:

•	manage constraints in their electric grid systems, particularly during times of peak demand;

•	minimize energy losses associated with moving electricity over long distances;

•	manage challenges with respect to bottlenecks that can occur in electric transmission and distribution systems;

•	perform localized system maintenance without interrupting large users of electricity in that particular area;

•	operate with demand levels that are less volatile, enhancing the efficiency and reliability of their overall system and invested capital; and

•	reduce carbon emissions compared to traditional sources of spinning power reserves.

For commercial, institutional and industrial customers, our systems help them by:

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providing a highly dependable source of backup power to protect their operations from financial losses and other negative consequences of power outages, including utilizing our systems both for preventative measures, such as when a storm is approaching, and for emergency purposes, when utility power is interrupted; and

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providing electricity cost savings by utilizing the systems to provide power during periods of high cost peak electricity demand, instead of drawing power from the utility grid, which is referred to as “peak shaving.”

Because utilities realize operational and financial benefits when customers reduce the amount of power they draw from the electric grid during peak power periods, they often provide incentives in their pricing, or tariff, structures to encourage this activity. These incentives are called “demand response” benefits and programs. Our systems are engineered to carry the full load required to operate the businesses they support, and our NexGear parallel switchgear technology enables power to be transferred between the grid, our distributed generation system, and the facility it supports, during peak shaving activities without any interruption. Therefore, customers who use our distributed generation systems can realize the financial benefits of utility demand response programs without the consequences, costs and inconveniences of having to interrupt or reduce the load of their operations.

In addition, the growing desire for utilities and their customers to incorporate renewable energy sources into their portfolios has driven a demand for distributed solar energy systems. We provide turn-key solar photovoltaic systems either as a stand-alone solution or in conjunction with our traditional distributed generation systems. Our capabilities include the ability to provide turnkey systems, including engineering, procurement, and construction, as well as provide on-going maintenance and monitoring services.

Our Systems and Technology

We provide “turn-key” Distributed Generation systems and programs for our customers. The typical distributed generation system is installed and maintained at a utility’s end customer’s location and is designed to supply power only to that one particular site. The size of the distributed generation systems that we have designed and installed has ranged from 90 kilowatts, or kW, to 30,000 kW, most commonly ranging from 500 kW to 6,000 kW, and we have the ability to design and install even larger systems. Our proprietary distributed generation system, which is named the PowerBlock, has become our primary distributed generation system product, and it is largely comprised of standardized building blocks. These standard building block units are combined, using our switchgear and control technology, to create systems for facilities with higher electric loads. We manufacture our PowerBlocks in our facility in Randleman, North Carolina. We also utilize generators sourced from major global generator manufacturers as the power plants for our systems.

The primary elements of our turn-key Distributed Generation systems include:

•	designing and engineering the distributed generation system;

•	obtaining the required regulatory approvals and permits;

•	establishing the electricity inter-connect between the utility and the customer to take advantage of electricity rate savings;

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manufacturing and packaging the generators for our proprietary PowerBlock systems using engines sourced from a major global engine manufacturer, and in other cases integrating a turn-key generator sourced from one of several major global generator manufacturers, depending on the application;

•	for solar photovoltaic systems, engineering, procuring, and constructing the solar energy system, including sourcing solar panels from high-quality competitively priced panel manufacturers;

•	engineering and integrating the system components and controls;

•	designing, engineering, constructing and installing the switchgear and process controls; and

•	providing continuous 24 x 7 monitoring and servicing of the system.

One key component of a traditional distributed generation system, one that is not solar, is its source of power generation, the generator, which is typically comprised of an alternator driven by a power source. While several types of distributed generation technologies are available, we currently utilize an internal combustion engine to power our distributed generation systems to provide maximum dependability as well as quick and efficient startup and shutdown. Typically these engines are fueled by diesel or a combination of natural gas and diesel, and they can also utilize methane or biodiesel as fuel. The types of generators, engines and alternators utilized in our systems are widely used and provide a highly dependable, cost-effective distributed generation technology, meaning that they are able to generate the power that is required with very short start-up times, with good efficiency at a reasonable cost. However, new power producing technologies are emerging, and we are continually evaluating the utilization of new technologies and their ability to be a commercially viable and reliable power source. For example, we recently introduced a new version of our PowerBlock generator system that runs on a combination of natural gas and diesel fuel and is Tier 4 Interim emissions compliant.

Our turn-key solar distributed energy system capabilities include the design, engineering, project development, installation and project management of these solutions. Our distributed solar energy systems primarily involve photovoltaic (“PV”) panels generating power without moving parts or fuel. We rely heavily on our engineering expertise to design systems that optimize producing the maximum energy at the lowest capital cost. A successful solar power system requires the proper selection and configuration of panels, mounting equipment and inverters, which our engineering expertise and attention can provide. Our solar team has experience with a wide range of PV technologies, so we are supplier and technology neutral. Our technical expertise also includes permitting, interconnecting, activating, and monitoring the solar power system.

Smart Grid Monitoring Center and NexGear Technology

We build smart grid technology into our distributed generation systems. This technology is embedded into the design and manufacture of our proprietary switchgear and hardware and software controls systems, which are marketed under the name NexGear. Our NexGear technology controls the generator and the transfer of power, quickly shifting power between a customer’s primary power source and our Distributed Generation system. We consider our switchgear designs to be a source of competitive advantage for us due to their quality and their ability to provide power from the generator “in parallel with,” meaning at the same time as, the customer’s primary power source without disrupting the flow of electricity. This capability allows the customer to quickly substitute the power generated at the customer’s site with the power supplied by the utility power plant during times of peak demand without business interruption. Our system controls are built to enable remote monitoring and control functions, allowing us to operate the Distributed Generation system 24 x 7 from our monitoring center.

We believe our combination of unique smart grid capabilities is unmatched in the industry. Through our monitoring center, we lead the industry in our ability to monitor the electric power grid, proactively predict peak power periods and electronically dispatch our customers’ generation at the right time, and for the right duration, with the goal of optimizing our customers’ energy efficiency. Peak power periods vary by geography, time of day, utility infrastructure, utility customer mix and weather. Using our predictive capabilities, we coordinate the operation of our customers’ Distributed Generation systems during times of peak demand so that our customers can benefit from energy savings and beneficial electricity rates that are available from managing energy use during these periods of high electricity demand. Our ability to enable our customers to benefit from these savings is enhanced by our expertise in understanding complicated utility rate structures.

Our monitoring center is an integral part of our distributed generation solution. We monitor and maintain our distributed generation systems for our customers around the clock, with the goal of ensuring reliability and removing many of the burdens associated with ownership. Distributed generation systems must be operated periodically so that they function properly when called upon to supply power. We remotely start and operate the systems using sophisticated communication devices and we continuously monitor their performance. In the event of a mechanical problem, technicians are immediately dispatched. Additionally, we provide management services, including fuel management services, preventive and emergency maintenance services and monitoring and dispatching services.

Business Models

Our Distributed Generation systems are sold to customers utilizing two basic economic models, each of which can vary depending on the specific customer and application. In our original business model, which is still our primary model, we sell the distributed generation system to the customer. We refer to this as the “project-based” or “customer-owned” model. For distributed generation systems sold under the project-based model, the customer acquires ownership of the distributed generation assets upon our completion of the project. Our revenues and profits from the sale of systems under this model are recognized over the period during which the system is installed. In the project-based model, after the system is installed we also usually receive a modest amount, relative to the initial purchase price, of on-going monthly revenue to monitor the system for backup power and peak shaving purposes as well as to maintain the system.

Our second business model is structured to generate long-term recurring revenues for us, which we refer to as our “recurring revenue model” or “PowerSecure-owned” or “company-owned” model. For distributed generation systems completed under this model, we retain ownership of the distributed generation system after it is installed at the customer’s site. Because of this, we invest the capital required to design and build the system and our revenues are derived from regular fees paid over the life of the recurring revenue contract by the utility or the customer, or both, for access to the system for standby power and peak shaving. The life of these recurring revenue contracts is typically from five to 15 years. The fees that generate our revenues in the recurring revenue model are generally paid to us on a monthly basis and are set at a level intended to provide us with attractive returns on the capital we invest in installing and maintaining the distributed generation system. Our fees for recurring revenue contracts are generally structured either as a fixed monthly payment, or as a shared savings recurring revenue contract. For our shared savings recurring revenue contracts, a portion or all of our fees are earned out of the pool of peak shaving savings the system creates for the customer.

In both economic models, we believe that the customer value proposition is strong. In the customer-owned model, where the customer pays for and obtains ownership of the system, the customer’s typical targeted returns on investment range from 15% to 25%, with a payback targeted at three to five years. These paybacks to the customer result from a combination of the benefits of peak shaving, which creates lower total electricity costs, and the value that the backup power provides in avoiding losses from business interruptions due to power outages. Additionally, utilities gain the benefits of smoother electricity demand curves and lower peaks, as the result of having highly reliable standby power supporting customers in their utility systems, power distribution and transmission efficiencies, and of avoiding major capital outlays that would have been required to build centralized power plants and related infrastructure for peaking needs. In our PowerSecure-owned model, where we pay for, install and maintain ownership of the system in exchange for the customer paying us smaller fees over a period of years, utilities and their customers receive access to our system and the related benefits of distributed generation without making a large up-front investment of capital. Under the PowerSecure-owned model, contracts can be structured between us and the utility, us and the customer, or all three parties.

In 2012, 81.6% of our Distributed Generation revenues consisted of customer-owned sales, and18.4% of our Distributed Generation revenues were derived from recurring revenue sales. Sales of customer-owned systems deliver revenues and profits that are recorded on our financial statements over the course of the project, which is generally over a three to 18 month timeframe depending on the size of the project, and sales of PowerSecure-owned projects are recorded over a longer time frame of five to 15 years depending on the life of the underlying contract. Therefore, changes in the sales of customer-owned systems have significant impacts on our near-term revenues and profits and cause them to fluctuate from period-to-period. By contrast, sales under the PowerSecure-owned system model generate revenues and profits that are more consistent from period-to-period, have higher gross margins and generate revenues and profits over a longer time period, although smaller in dollar amount in any particular period because they are recognized over the life of the contract. Our PowerSecure-owned recurring revenue model requires us to invest our own capital in the project without any return on capital until after the project is completed, commissioned and successfully operating.

Our Utility Infrastructure Business

Overview

Our Utility Infrastructure business is focused on helping electric utilities design, build, upgrade and maintain infrastructure that enhances the efficiency of their grid systems. Our products and services include transmission and distribution system construction and maintenance, installation of advanced metering and efficient lighting, and emergency storm restoration. Additionally, we provide utilities with a wide range of engineering and design services, as well as consulting services for regulatory and rate design matters.

Market

There are over 3,000 electric utilities in the U.S. In 2011, these utilities invested more than $20 billion to maintain, upgrade and enhance the efficiency of their transmission and distribution infrastructure. Several industry trends suggest there will be additional growth in transmission and distribution investment over the coming years, including the need to upgrade and replace the utility grid’s aging infrastructure to improve and ensure reliability, to respond to the expected long-term increase in demand for electric power, and to incorporate renewable energy and other new power sources into the grid. In addition, the megatrend toward improving the efficiency of our energy delivery and consumption is driving initiatives and innovations in smart grid technology which will also be a positive driver for overall transmission and distribution system infrastructure spending. The challenging economic circumstances of the last several years caused many utilities to reduce their spending in these areas, and it is likely that as electricity demand increases with an increase in economic activity, transmission and distribution system infrastructure spending will increase to accommodate increases in demand. Additionally, the new technologies have facilitated the cost-effective extraction of oil and gas from shale formations, many of which are in remote areas, and this is driving an increase in demand for utility infrastructure services to provide transmission and distribution lines to serve these production operations.

Utilities generally use a combination of internal and third-party outsource vendors to provide construction and maintenance services for their transmission and distribution infrastructure. Utilities also utilize third party engineering and consulting firms to supplement their internal engineering resources. We provide services in each of these areas for investor-owned utilities, referred to as “IOUs,” electric cooperatives and municipal utilities of virtually every size. Historically, our geography was primarily concentrated in the Southeastern U.S. However, we have grown the geographic base of the utilities we serve over the last several years to include utilities in the Mid-Atlantic, Midwest, Gulf Coast and Northeast regions. We intend to continue to expand our utility relationships and the geography we serve as our business grows and develops.

Products and Services

Our largest business within our Utility Infrastructure area is our UtilityServices business, which has significantly expanded its scope of utility relationships, customers and geographic service areas over the last few years. UtilityServices provides utilities with transmission and distribution construction and maintenance, including substation construction and maintenance, advanced metering and lighting installations, and storm restoration. In addition to providing these services directly to utilities, we also provide services on behalf of utilities for their large industrial and institutional customers, and directly to large oil and gas companies. Similar to the products and services we provide for utilities, our work for large utility customers includes turn-key design, procurement and construction services for large transmission and distribution projects, including substations. Our resources include a fleet of owned and leased utility vehicles along with experienced field personnel and engineers, and we also utilize third party resources from time to time, as needed, to supplement our internal resources on particular projects.

Through our UtilityEngineering and PowerServices businesses, we serve the engineering and consulting needs of our utility clients, broadening our offerings to our utility partners. The scope of services that we offer through UtilityEngineering includes technical engineering services for our utility partners and their customers, including design and engineering services relating to virtually every element of their transmission and distribution systems, substations, and renewable energy facilities. Through PowerServices, we provide management consulting services to utilities and commercial and industrial customers, including planning and quality improvement, technical studies involving reliability analysis and rate analysis, acquisition studies, accident investigations and power supply contracts and negotiations. Our team of engineers operates out of its principal offices in Raleigh, North Carolina.

Business Model

Revenues for our UtilityServices business are generally earned, billed and recognized using two primary models. Under the first model, we have regular, on-going assignments with utilities to provide regular maintenance and upgrade services. These services are earned, billed and recognized either on a fixed fee basis, based on the number of work units we perform, such as the number of utility poles we upgrade, or on a time and materials basis, based on the number of hours we invest in a particular project, plus amounts for the materials we utilize and install. Under the second model, we are engaged to design, build and install large infrastructure projects, including substations, transmission lines and similar infrastructure, for utilities and their customers. In these types of projects we are generally paid a fixed contractual price for the project, plus any modifications or scope additions. We recognize revenues from these projects on a percentage-of-completion basis as they are completed. In addition to these two primary models, in the future we could be engaged by utilities and their customers to build or upgrade transmission and distribution infrastructure that we own and maintain. In those cases, we would receive fees over a long-term contract in exchange for providing the customer with access to the infrastructure to transmit or receive power.

Revenues for our UtilityEngineering and PowerServices businesses are earned, billed and recognized based on the number of hours invested in the particular projects and engagements they are serving. Similar to most traditional consulting businesses, these hours are billed at rates that reflect the general technical skill or experience level of the consultant or supervisor providing the services. In some cases, our engineers and consultants are engaged on an on-going basis with utilities, providing resources to supplement utilities’ internal engineering teams over long-term time horizons. In other cases, our engineers and consultants are engaged to provide services for very specific projects and assignments.

Our Energy Efficiency Business

Overview

Our Energy Efficiency business is focused on providing energy solutions to utilities, municipalities and commercial, institutional and industrial customers with strong value propositions that are designed to reduce their energy costs, improve their operations and benefit the environment. Our Energy Efficiency products include our EfficientLights, IES, Solais, and EnergyLite businesses and brands, all of which are focused on bringing LED lighting solutions to the marketplace. Through our recent acquisition of the ESCO business of Lime, we also have the capability to provide general lighting, building envelope, HVAC, and water efficiency solutions through PowerSecure ESCO Solutions, a new business unit focused on providing energy efficiency solutions to commercial, industrial, and institutional facilities.

Our EfficientLights business is focused on developing LED-based lighting products for grocery, drug and convenience stores. These LED lighting products include our largest volume LED products, our EfficientLights fixture for reach-in refrigerated cases, shelf and canopy lighting for open refrigerated cases, and overhead lighting for walk-in storage coolers. Additionally, our EfficientLights business expanded its product offerings in 2012 to include LED-based parking lot lights and security lights for retail stores.

Our IES business designs and manufactures new LED-based lighting products for commercial, industrial and consumer applications. The business of IES includes turn-key product development, engineering and manufacturing of solid state LED-based lights, including street lights, area lights, landscape lights and other specialty lighting applications. In addition, IES’s product portfolio includes component parts, such as power drivers, light engines and thermal management solutions. IES provides its products directly to original equipment manufacturers, or “OEMs,” and to electronics manufacturers and retailers, either as component solutions or as turn-key products.

Our Solais business designs and manufactures LED lamps and fixtures for commercial and industrial applications that provide superior light output, thermal management, optics, light quality and aesthetics.

Additionally, through our EnergyLite business and brand we market our SecureLite and PowerLite family of area lights and street lights, as well as our SuperTube LED light replacement for fluorescent tubes, and other specialty lighting products. These products are marketed to customers and utilities directly, and through third party distribution arrangements.

Market

The market for LED-based lighting is large and expected to grow rapidly over the next decade. This market growth is driven by the many benefits LED lights provide over traditional lighting, including superior energy efficiency, improved quality of the light emitted, superior heat characteristics, smaller size, relatively low cost over time and longer life. Because of these factors, LED lighting is also better for the environment than traditional lighting. LED lighting can be utilized in a large range of broad general commercial and industrial lighting applications, as well as used effectively in very specialized applications. In our markets, many of our customers have concluded that LED lighting is the superior choice over traditional lighting, both for new facility installations and for investments to retrofit existing facilities, due to the financial and environmental benefits and its superior lighting quality. Utilities can also benefit from this technology due to the availability of renewable energy portfolio credits for the energy efficiencies our lights deliver, as well as the direct financial and environmental benefits available from investments in LED street lights.

The general LED lighting industry and market is served by companies in the areas of LED chip technology and manufacturing, and in LED lighting application development and manufacturing, the latter area being the one in which we participate and serve. The market for LED-based lighting applications, and the pace at which LED lighting is being and will be adopted, is driven by the return on investment available when an LED-based light is utilized instead of or as a replacement for traditional lighting. In particular, the size and growth of the LED lighting market is driven by the return on investment available to retrofit existing traditional lighting installations with LED lighting, given the significant size of the installed base of traditional lighting. To a large extent, this return on investment is influenced and driven by the cost of the LED itself, because the LED is the largest single component of cost in the LED lighting application. Over the past three years, the cost of LEDs has decreased significantly, which has been a catalyst driving the growth and expansion in the market for general LED lighting applications. Additionally, LED lighting application and manufacturing companies, such as us, have improved the efficiency and effectiveness of application designs. The combination of these factors has increased the return on investment for LED lighting applications in general, and for LED retrofit opportunities in particular. We believe these factors will continue to cause the market for LED-based general lighting to continue to grow and expand over the next five to 10 years.

Demand for our LED products may also be impacted by changes in government policies, standards or regulations that discourage the use of certain traditional lighting technologies. For example, the Energy Independence and Security Act of 2007 in the United States imposes constraints on the sale of incandescent lights, some of which commenced January 1, 2012.

Products and Services and Business Model

Our EfficientLights business designs and manufactures LED-based lighting solutions for grocery, drug and convenience store chains. Our largest revenue producing product in this business has been our EfficientLights LED-based light for reach-in refrigerated cases that improves the quality of light illuminating our customers’ products, and reduces lighting energy costs by approximately 70%. The technology also reduces maintenance expense by extending light life five-fold over traditional lighting, lowers the stores’ carbon footprint, and eliminates the use of traditional, mercury-containing fluorescent lights. We also have EfficientLights LED-based lighting products other than in-store refrigerated environments: an overhead light for walk-in storage cases and a shelf light for open refrigerated cases. Additionally, we sell LED-based parking lot light, security light, and street light applications. We are marketing the LED-based parking lot light and security lights to retailers, auto dealers, and hospitals, and our LED-based street lights to utilities and municipalities, in each case to help improve the quality and reduce the significant energy and maintenance costs of outdoor overhead lighting. In the future, we plan to develop and market additional LED-based lighting technologies through our EfficientLights business and brand.

We generate revenues in our EfficientLights business through the sale of our proprietary LED lights. These lights are primarily sold as retrofits for existing traditional lighting, although they are also sold for initial lighting installations. Occasionally we also provide installation services, although that is not a significant portion of our business. We also assist our customers in receiving utility incentives for LED lighting. Our customers are primarily large retail chains and their installations of EfficientLights have been across various numerous stores within their store base over a diverse geography. We also sell our LED lights to and through OEMs of refrigerator and freezer cases. We expect our customer base and sales channels to continue to grow and develop as LED technology continues to be more widely adopted. As we bring additional products to market, we expect to employ a similar business model with our EfficientLights brand of products.

We generate LED-based lighting revenues through our IES business through the sale of proprietary lights, as well as the sale of LED-lighting components including power drivers, light engines and thermal management solutions. Our IES business designs and manufactures these LED-based lighting products for commercial, industrial and consumer applications. IES provides its products directly to OEMs, electronics manufacturers and retailers, either as component solutions or as turn-key products. We expect our IES business to bring additional LED lighting products and components to market, and to employ a similar business and distribution model.

Through our EnergyLite business and brand we market our SecureLite and PowerLite family of area lights and street lights, as well as our SuperTube light, and other specialty products, and we expect to market additional products in the future. We utilize the engineering and manufacturing capabilities of our IES team in the development of these products. These products are marketed to utilities, municipalities and businesses directly and through third party distribution arrangements.

Through our recent acquisition of Solais, we provide LED lamps and fixtures for department stores and other commercial applications. Solais strengthens and complements our existing LED business through the addition of these new product lines and customer channels, and also enhances our skill sets around product design, product commercialization, and manufacturing and sourcing capabilities. In addition, Solais adds to our capabilities in marketing LED lighting through distributor channels.

Our Energy Efficiency area also includes our ESCO solutions, which involves the design, installation and maintenance of energy conservation measures, primarily as a subcontractor to large energy service company providers, for the benefit of commercial, industrial and institutional customers as end users. Through our recent acquisition of our ESCO capabilities, we expanded our portfolio of energy efficient facility technologies and expertise, to include lighting solutions, HVAC system upgrades, building envelope upgrades, transformer efficiency upgrades and water conservation systems. Our solutions serve the “Super ESCOs” by providing these energy efficiency solutions across a range of facilities, including high-rise office buildings, distribution facilities, manufacturing plants, retail sites, mixed use complexes, and large government sites.

Revenue Backlog

As of August 7, 2013, our revenue backlog expected to be recognized after June 30, 2013 is $245 million. Orders in our backlog are subject to delay, deferral, acceleration, resizing or cancellation from time to time by our customers. Given the irregular sales cycle of customer contracts and orders, and especially of large contracts and orders, our backlog at any given time involves the use of estimates and is not necessarily an accurate indication of our future revenues.

Customers

Our customers include a wide variety of large and mid-sized commercial and industrial businesses, public and private institutions, and utilities, including investor-owned utilities, cooperatives and municipalities. Although we have continued to diversify and expand our customer base and our markets, from time to time, we have derived a significant portion of a particular period’s revenues from a concentrated group of customers, because a significant portion of our revenues in any particular period can be driven by one or more large projects. Over the past three years, virtually all of our revenues have been generated from customers in the United States.

Sales and Marketing

We market our products and services primarily through a direct sales force. Our sales and marketing effort is focused on sales channels that include, are complementary to, and are in partnership with utilities, as well as national and local commercial, industrial, institutional and municipal accounts. For our Distributed Generation products and services we are very focused on the needs of utilities and partner with utilities to develop, market and manage distributed generation systems to their customers. This partnering process includes combining our distributed generation solutions with products or services of the utility, and working with the utility in marketing our distributed generation solution to end customers. For our Utility Infrastructure products and services, we market directly to utilities, including investor-owned utilities, cooperatives and municipalities. For our Energy Efficiency products, we market to commercial, industrial and institutional customers, as well as to OEM lighting and electronics manufacturers, and also directly to utilities and municipalities. In each of our Utility and Energy Technologies business areas, from time to time, we utilize independent representative networks, and we also establish alliances with channel partners who can assist with our sales and marketing activities. We plan to continue expanding our sales and marketing efforts, domestically and globally, in order to market and support our traditional and our new products, services and technologies, including direct sales as well as through third party representatives and channel partners.

Competition

We face intense competition in all of our businesses.

In our Distributed Generation business, our competition primarily consists of manufacturers and distributors of power generation and heavy electrical equipment including switchgear companies, electrical contractors, electrical engineering firms and companies involved in providing utilities with demand response and load curtailment products and services. Electric utilities could also offer their own distributed generation solutions, which would decrease our base of potential customers. Additionally, several well established companies have developed microturbines used in distributed generation, and a number of companies are also developing alternative generation technology such as wind, fuel cells and solar energy systems. Several large companies are also becoming leaders in uninterruptible power supply system technology, and companies developing and marketing their proprietary smart grid technologies are also potential competitors. Many of these technologies are eligible for and supported by governmental financial incentives. Additionally, technologies that make commercial, institutional and industrial operations more efficient result in lower electricity use, reducing the benefits of using our distributed generation systems. Also, the solar distributed energy system market is very competitive and rapidly evolving. For this product offering we expect to face increased competition, which may result in price reductions, reduced margins or loss of market share. Our solar power products and systems compete with a large number of competitors in the solar power market, including major national companies such as completely vertically integrated companies as well as numerous regional developers, some of which are in poor financial condition. The principal elements of competition in the solar power systems market include engineering capabilities, technical expertise, price, experience, delivery capabilities, diversity of product offerings, financing structures, marketing and sales, product performance, efficiency and reliability, and technical service.

In our Energy Efficiency business, we face numerous competitors, particularly in the market for lighting products. Generally, the less specialized that the lighting application is, the more competitors are in the space. Accordingly, we focus our efforts in this area on more specialized, proprietary applications, and we also focus on bringing technologies to customer categories and utilities that we understand best and represent our strongest relationships. However, the LED lighting marketplace is highly fragmented and expanding at a very fast pace, and a significant number of new competitors are entering the market, including large companies that are strong, sophisticated, have established channel relationships and are well-capitalized. Additionally, new competitive technologies are being developed and existing technologies are being improved at a rapid pace. Our LED lighting products currently face competition from lighting fixture companies, from lamp manufacturers and from non-traditional companies focused on LED lighting systems including fixtures and components. Our products compete on the basis of lighting color quality and consistency, light output, energy efficiencies, maintenance savings, light life and return on the customer’s investment.

In the Utility Infrastructure area, our UtilityServices business also competes with numerous providers of transmission and distribution construction and maintenance firms. Many of these firms have broader customer bases, strong track records of performance and larger resources of personnel and equipment. Competitors in this area are diverse, consisting of both large and small firms on regional and national levels. In addition, our UtilityEngineering and PowerServices businesses have numerous competitors, large and small, that offer engineering, design, and consulting services to utilities. Also, utilities have their own internal engineering resources that provide alternatives to using our services.

The markets for our products, services and technology are competitive and are characterized by rapidly changing technology, new and emerging products and services, frequent performance improvements, and evolving industry and regulatory standards. We expect the intensity of competition to increase in the future because the growth potential of the energy market has attracted and is anticipated to continue to attract many new competitors, including new businesses as well as established businesses from different industries. As a result of increased competition, we may have to reduce the price of our products and services, and we may experience reduced gross margins, loss of market share or inability to penetrate or develop new markets, or increases in operating expenses or capital investment required to develop and maintain competitive product offerings, any one of which could adversely affect our operating results.

We believe that our ability to compete successfully will depend upon numerous factors, many of which are outside of our control. These factors include:

•	the performance and features functionality and benefits of our, and of our competitors’, products and services;

•	the value to our customers for the price they pay for our products and services;

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the timing and market acceptance of new products and services and enhancements to existing products and services developed by us and by our competitors, including the effects of environmental initiatives on existing and new technologies and customer preferences;

•	our responsiveness to the needs of our customers;

•	the ease of use of our, and of our competitors’, products and services;

•	the quality and reliability of our, and of our competitors’, products and services;

•	our reputation and the reputation of our competitors;

•	our sales and marketing efforts;

•	the stability of certain state and federal incentives for energy efficiency and renewable energy;

•	our ability to develop and maintain our strategic relationships; and

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the price of our, and of our competitors’, products and services, and the cost to engineer, produce and deliver our products compared to our competitors, as well as other technological alternatives in the marketplace.

We believe that in many of our markets we have established ourselves as a niche supplier of high quality, reliable products and services and, therefore, compete favorably with respect to the above factors. We do not typically attempt to be the low cost provider. Rather, we endeavor to compete primarily on the basis of the quality of our products and services. In order to be successful in the future, we must continue to respond promptly and effectively to the challenges of technological change and to our competitors’ innovations. We cannot provide any assurance that our products and services will continue to compete favorably in the future against current and future competitors or that we will be successful in responding to changes in other markets including new products and services and enhancements to existing products and services introduced by our existing competitors or new competitors entering the market.

Regulation

Our businesses and operations are affected by various federal, state, local and foreign laws, rules, regulations and authorities. While to date, our compliance with those requirements has not materially adversely affected our business, financial condition or results of operations, we cannot provide any assurance that existing and new laws and regulations will not materially and adversely affect us in the future.

Regulation of Electricity. We operate in both regulated and deregulated electricity markets. Rules and regulations within these markets impact how quickly our projects may be completed, could affect the prices we can charge and the margins we can earn and impact the various ways in which we are permitted or may choose to do business and, accordingly, our assessments of which potential markets to most aggressively pursue. The policies regarding our distributed generation solutions, safety regulations and air quality or emissions regulations, which can vary by state, affect how we do business. For example, some environmental agencies limit the amount of emissions allowed from generators utilized by our customers. In addition, because our distributed generation projects interconnect with the electric power grid, grid interconnection public safety regulations apply. The installation of devices used in our solutions and our generators may be subject to governmental oversight and regulation under state and local ordinances relating to building codes, public safety regulations pertaining to electrical connections and state and local licensing requirements. Moreover, federal, state and local governmental and regulatory authorities may seek to change existing regulations, impose additional regulations or change their interpretation of the applicability of existing regulations. We expect the electric utility industry to continue to undergo changes due to the changing and uncertain regulatory environment.

Regulation of Utility and Energy Technologies Operations. Our Utility and Energy Technologies operations are subject to various federal, state, local and international laws and regulations including:

•	licensing, permitting and inspection requirements applicable to electricians and engineers;

•	building and electrical codes;

•	permitting and inspection requirements applicable to construction and electrical projects;

•	regulations relating to worker safety and health, and wages;

•	regulations pertaining to utilities and energy providers;

•	special bidding, procurement and other requirements on government projects;

•	regulations relating to environmental protection; and

•	federal and state energy efficiency incentives.

We believe that we have, or are in the process of obtaining, all the licenses required to conduct our operations and that we are in substantial compliance with applicable regulatory requirements. Our failure to comply with applicable regulations could result in substantial fines or revocation of our operating licenses.

Regulation of Solar Operations. The market for electricity generating products is strongly influenced by federal, state and local government regulations and policies concerning the electric utility industry as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the U.S., these regulations and policies have been modified in the past and may continue to be modified in the future. Customer purchases of alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the demand for our solar power products. Moreover, our solar power systems are subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters.

Regulation of Environment. While various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect our business, our financial condition and results of operations have not been materially adversely affected by environmental laws and regulations. We believe we are in material compliance with those environmental laws and regulations to which we are subject. While in the past we have incurred costs to maintain environmental compliance and otherwise address environmental issues, we do not anticipate that we will be required make material capital expenditures due to these environmental laws and regulations in the foreseeable future. However, because environmental laws and regulations are frequently changed and expanded and our business operations and activities are growing, we are unable to provide any assurance that the cost of compliance in the future will not be material to us.

Employees

As of August 1, 2013, we had 721 full-time and 65 part-time employees, including employees we hired in connection with our recent acquisitions of the ESCO business and Solais. None of our employees is covered by a collective bargaining agreement and we have not experienced any work stoppage. We consider our relations with our employees to be good. Our future success is dependent in substantial part upon our ability to attract, retain and motivate qualified management, technical, marketing and other personnel.

Raw Materials and Component Parts

In our businesses we purchase generators, engines, alternators, electronic components, printed circuit boards, specialized sub-assemblies, relays, electric circuit components, fabricated sheet metal parts, machined components, copper, aluminum, metallic castings, LEDs, other LED lighting materials and components, wire, poles, transformers, inverters, solar panels, and various other raw materials, equipment, parts and components for our products and systems from third party vendors and suppliers. While we generally use standard parts and components for our products and systems that are readily available from multiple suppliers, we currently procure, and expect to continue to procure, certain components from single source manufacturers due to unique designs, quality and performance requirements and favorable pricing arrangements.

While, in the opinion of management, the loss of any one supplier of materials, would not have a material adverse impact on our business or operations due to our belief that suitable and sufficient alternative vendors would be available, from time to time we do encounter difficulties in acquiring certain components due to shortages that periodically arise, supply problems from our suppliers, obsolescence of parts necessary to support older product designs or our inability to develop alternative sources of supply quickly or cost-effectively, and these procurement difficulties could materially impact and delay our ability to manufacture and deliver our products and therefore could adversely affect our business and operations. We attempt to mitigate this risk by maintaining an inventory of such materials. In addition, some of the raw materials used in our business, including but not limited to generators, transformers and engines, have significant lead times before they are available, which may affect the timing of our project completions. These delays and lead times can be even longer for parts and materials that we obtain from international sources.

Intellectual Property

Our success and ability to grow depends, in part, upon our ability to develop and protect our proprietary technology and intellectual property rights in order to distinguish our products, services and technology from those of our competitors. We rely primarily on a combination of copyright, trademark and trade secret laws, along with confidentiality agreements, contractual provisions and licensing arrangements, to establish and protect our intellectual property rights. We hold several patents, unregistered copyrights, service marks and trademarks in our business, and we have applied for an additional patent and registrations of additional marks, although we may not be successful in obtaining such patent and registering such marks. In the future, we intend to continue to introduce and register new trademarks and service marks, and to file new patent applications, as we deem appropriate or necessary for our business and marketing needs.

Despite our efforts to protect our intellectual property rights, existing laws afford only limited protection, and our actions may be inadequate to protect our rights or to prevent others from claiming violations of their intellectual property rights. Unauthorized third parties may copy, reverse engineer or otherwise use or exploit aspects of our products and services, or otherwise obtain and use information that we regard as proprietary.

We do not believe that we are dependent upon any one patent, copyright, trademark, service mark or other intellectual property right. Rather, we believe that, due to the rapid pace of technology and change within the energy industry, the following factors are more important to our ability to successfully compete in our markets:

•	the technological and creative skills of our personnel, including our entrepreneurial culture and engineering staff;

•	the development of new products, services and technologies;

•	frequent product, service and technology enhancements;

•	the return on investment that our products and services deliver to our customers, including our turnkey product and service approach and integrated solutions;

•	name recognition and reputation in the marketplace;

•	customer and employee training and development; and

•	reliable products and service support.

We cannot assure you that we will be successful in competing on the basis of these or any other factors. See “—Competition” above.

Research and Development

Our business leaders and their teams spend a significant amount of time on research and development including management and engineering time, and virtually all of our research and development is performed internally by our personnel. Our research and development activities include developing and enhancing our generator products, controls, switchgear, monitoring and control software, LED lighting products and components, substation products and designs, microgrid products, and electrical storage technologies, among other research and development activities. We intend to continue our research and development efforts to enhance our existing products and services and technologies and to develop new products, services and technologies enabling us to enter into new markets and better compete in existing markets.

The markets for our products, services and technology are dynamic, characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The constantly changing nature of these markets and their rapid evolution will require us to continually improve the performance, features and reliability of our products, services and technology, particularly in response to competitive offerings, and to introduce both new and enhanced products, services and technology as quickly as possible and prior to our competitors. We believe our future success will depend, in part, upon our ability expand and enhance the features of our existing products, services and technology and to develop and introduce new products, services and technology designed to meet changing customer needs on a cost-effective and timely basis.

Corporate Information

We were incorporated in Delaware on April 5, 1991. Our principal executive offices are located at 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, and our telephone number at those offices is (919) 556-3056. Our internet website address is www.powersecure.com. The contents of and the information on or accessible through our corporate website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, and any references to our website are intended to be inactive textual references only.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

TO NON-U.S. HOLDERS

The following discussion summarizes certain U.S. federal income consequences, as of the date of this prospectus supplement, of the purchase, ownership and disposition of shares of our common stock by certain non-U.S. holders (as defined below). This discussion only applies to non-U.S. holders who purchase shares of our common stock pursuant to this offering and hold such shares of common stock as capital assets for U.S. federal income tax purposes (generally property held for investment). This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may be subject to differing interpretations or replaced, revoked or changed, possibly with retroactive effect, which could result in U.S. federal income tax consequences materially different from those summarized below. This discussion does not address all aspects of U.S. federal income taxes and does not describe any foreign, state, local, estate or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not for U.S. federal income tax purposes any of the following:

•	an entity or arrangement treated as a partnership;

•	an individual citizen or resident of the United States, including certain former citizens and former long-term residents of the United States;

•	a corporation, or any other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) it is subject to the primary supervision of a court within the United States and one or more “United States persons” as defined under the Code have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a non-U.S. holder who is subject to special treatment under U.S. federal income tax laws, such as: a financial institution or insurance company, a brokers or dealers in securities, a former United States citizen or resident subject to tax as an expatriate, a “controlled foreign corporation,” a “passive foreign investment company,” a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity for U.S. federal income tax purposes or an investor in a pass-through entity for U.S. federal income tax purposes, a tax-exempt entity, pension or other employee benefit plan, an insurance company, a person holding shares of our common stock as part of a hedging or conversion transaction or straddle, or a person subject to the alternative minimum tax.

If a partnership or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of a partner of that partnership will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding shares of our common stock should consult their tax advisors.

This summary is not a substitute for an individual analysis of the tax consequences relating to the purchase, ownership or disposition of our common stock. If you are considering the purchase of shares of our common stock, you are urged to consult your own tax advisors concerning the U.S. federal income tax consequences of purchasing, owning, and disposing of shares of our common stock in light of your particular circumstances and any consequences arising under the laws of applicable state, local, or foreign taxing jurisdictions.

Distributions on Shares of Our Common Stock

We do not currently anticipate paying cash dividends with respect to shares of our common stock. In the event that we do make a distribution to non-U.S. holders with respect to shares of our common stock, such distributions will generally be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code, and will be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce, but not below zero, such non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such portion exceeds such non-U.S. holder’s adjusted tax basis, the excess will be treated as gain from the disposition of its shares of our common stock, the tax treatment of which is discussed below under “—Disposition of Shares of Our Common Stock.” Any distribution described in this paragraph would also be subject to the discussion below under “—Additional Withholding and Reporting Requirements under Recently Enacted Legislation.”

Dividends paid to a non-U.S. holder with respect to shares of our common stock will generally be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by such non-U.S. holder in the United States) will not be subject to U.S. withholding tax, provided certain certification and disclosure requirements are satisfied, including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner as if such non-U.S. holder were a United States person, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalties of perjury that such non-U.S. holder is not a United States person and is eligible for treaty benefits, or (ii) if its shares of our common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

A non-U.S. holder who is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing timely an appropriate claim for refund with the Internal Revenue Service.

Disposition of Shares of Our Common Stock

Subject to the discussions below regarding backup withholding and the Foreign Account Tax Compliance Act, any gain realized by a non-U.S. holder on the disposition of shares of our common stock will generally not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with a trade or business of such non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such non-U.S. holder in the United States);

•	such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (a “USRPHC”) at any time within the shorter of the five-year period preceding the disposition and such non-U.S. holder’s holding period with respect to the applicable shares of our common stock (the “relevant period”) and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such non-U.S. holder owns directly or is deemed to own pursuant to attribution rules more than 5% of shares of our common stock at any time during the relevant period. We believe that we are currently not, and do not expect to become, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus certain other assets used or held for use in a trade or business.

A non-U.S. holder described in the first bullet point above will generally be subject to tax on the net gain derived from the disposition on a net income basis at regular graduated U.S. federal income tax rates, and if such non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, it may also be subject to an additional branch profits tax at a rate of 30% on its effectively connected earnings and profits, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax (or at a reduced rate as may be provided by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by U.S. source capital losses, even though such individual is not considered a resident of the United States. A non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates with respect to the gain recognized, except that the branch profits tax will not apply.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which such non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding at a current rate of 28% on dividends paid to such non-U.S. holder with respect to shares of our common stock unless such non-U.S. holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person), or such non-U.S. holder otherwise establishes an exemption.

Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received by a non-U.S. holder from a disposition of shares of our common stock, unless such non-U.S. holder certifies under penalty of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person), or such non-U.S. holder otherwise establishes an exemption.

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

U.S. Federal Estate Tax

An individual non-U.S. holder who is treated as the owner, or who has made certain lifetime transfers, of an interest in our common stock will be required to include the value of the common stock in his or her gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty otherwise provides.

Additional Withholding and Reporting Requirements under Recently Enacted Legislation

Subject to certain exceptions, recently enacted legislation known as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on dividends paid after June 30, 2013, with respect to shares of our common stock, and the gross proceeds from the disposition of shares of our common stock after December 31, 2016, paid to a “foreign financial institution” (as specifically defined under these rules), regardless of whether the foreign financial institution holds such shares of our common stock for its own account or as an intermediary, unless such foreign financial institution enters into an agreement with the U.S. government to comply with certain obligations with respect to each account it maintains including the obligations to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such foreign financial institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

In addition, subject to certain exceptions, FATCA also generally imposes a withholding tax of 30% on dividends paid after June 30, 2013, with respect to shares of our common stock, and the gross proceeds from the disposition of shares of our common stock after December 31, 2016, paid to a “non-financial foreign entity,” unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or provides information to the withholding agent identifying the substantial U.S. owners of the entity. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such withholding taxes.

Non-U.S. holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in shares of our common stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated August     , 2013, between us and Robert W. Baird & Co. Incorporated, as the representative of the underwriters named below and as the sole book-running manager of this offering, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the number of shares of common stock indicated in the table below:

Underwriter	Number of Shares
Robert W. Baird & Co. Incorporated

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that they currently intend to make a market in our common stock. However, the underwriters are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for our common stock.

The underwriters are offering the common stock subject to their acceptance of the stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered by them.

Concurrently with this offering under a separate prospectus, Sidney Hinton, our President and Chief Executive Officer, is offering 200,000 shares of our common stock in an underwritten offering under a separate registration statement and prospectus at the same price and on the same terms as the shares we are offering under this prospectus supplement, pursuant to an underwriting agreement with Robert W. Baird & Co. Incorporated,             as the representative of the underwriter named above.

Commission and Expenses

The underwriters have advised us that they propose to offer the common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $         per share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $         per share to certain brokers and dealers. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we will pay the underwriters, and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$
Underwriting discounts and commissions paid by us	$	$	$
Proceeds to us	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $        ,000. We have agreed to reimburse the underwriters for certain of their expenses.

Listing

Our common stock is currently listed on The NASDAQ Global Select Market under the trading symbol “POWR.” On August 6, 2013, we received notice from the New York Stock Exchange that our common stock was approved for listing and trading on NYSE. We expect that our Common Stock will begin trading on the NYSE on August 28, 2013 under its current symbol “POWR”. Until such time, our common stock will continue trading on The NASDAQ Global Select Market.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of              additional shares from us at the public offering price at forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

Lock-up Agreements

We, our officers and our directors have agreed, for a period of 75 days after the date of this prospectus supplement without the prior written consent of Robert W. Baird & Co. Incorporated on behalf of the underwriters, subject to specified exceptions, not to:

•

directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (each within the meaning of Section 16 of the Exchange Act) with respect to any shares of the common stock, any options or warrants to purchase any shares of the common stock, or any securities convertible into or exchangeable for or that represent the right to receive shares of the common stock;

•	enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;

•	make any demand for or exercise any right with respect to the registration of any shares of common stock or the filing of any registration statement with respect thereto; or

•	publicly disclose or announce an intention to do any of the foregoing.

These restrictions will not apply with respect to the 200,000 shares of common stock being offered in an underwritten offering under a separate prospectus by Sidney Hinton, our President and Chief Executive Officer.

We have also agreed not to file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose or announce an intention to do so for a period of 75 days after the date of this prospectus supplement without the prior written consent of Robert W. Baird & Co. Incorporated on behalf of the underwriters.

These restrictions will terminate after the close of trading of the common stock on and including the 75 days after the date of this prospectus supplement subject to certain exceptions.

Our officers and directors have also agreed to not engage in any transaction that may be restricted by the lock-up agreement during the 34-day period beginning on the last day of the 75-day restricted period unless we or Robert W. Baird & Co. Incorporated have given prior written confirmation that the restrictions imposed by the lock-up agreement have expired.

Robert W. Baird & Co. Incorporated may, in its sole discretion and at any time or from time to time before the termination of the 75-day restricted period, without public notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who executed a lock-up agreement, providing consent to the sale of our stock prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of our common stock. A syndicate covering transaction is the bid for or the purchase of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, the selling stockholder nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Affiliations

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and certain of their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares of our common stock may be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by a competent authority in that Relevant Member State, or where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

•	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement with accompanying prospectus has been prepared on the basis that any offer of shares of our common stock in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares of our common stock that are the subject of the offer contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offers of shares of our common stock in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this prospectus supplement with accompanying prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement with accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or FSMA) received by it in connection with the issue or sale of the shares in the circumstances in which Section 21(1) of the FSMA does not apply to us, and

(b) it has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the shares offered under this prospectus supplement is being passed upon for us by Kegler, Brown, Hill & Ritter Co., L.P.A., Columbus, Ohio. Morrison & Foerster LLP, Palo Alto, California, is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of PowerSecure International, Inc. and subsidiaries as of December 31, 2012 and December 31, 2011 and for the three year period ended December 31, 2012, and the consolidated financial statements of Marcum Midstream 1995-2 Business Trust and subsidiary as of August 31, 2012 and December 31, 2011 and for the period ended August 31, 2012 and the two fiscal years ended December 31, 2011, included in our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012 have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their reports thereon, which are included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on such reports by Hein & Associates LLP, given on the authority of such firm as experts in accounting and auditing.

The financial statements of Solais Lighting, Inc. as of December 31, 2012, and for the one year period then ended, included in our Current Report on Form 8-K/A filed with the SEC on April 26, 2013, have been audited by Fiondella, Milone & LaSaracina LLP, independent registered public accounting firm, as set forth in their report thereon, which are included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on such reports by Fiondella, Milone & LaSaracina LLP, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with respect to the shares offered by this prospectus supplement and the accompanying prospectus with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus is only part of the registration statement and does not include all of the information contained in the registration statement and the exhibits to the registration statement. You can obtain a copy of the registration statement, including the exhibits filed with it, from the SEC as indicated below.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these materials by writing to the SEC and paying a fee for the copying cost. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our reports and other information that we file with the SEC are also available to the public on the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website located at www.powersecure.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this prospectus supplement and the accompanying prospectus or any report or document we file with or furnish to the SEC and any references to these websites are intended to be an inactive textual references only.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents filed separately by us with the SEC. The information that we incorporate by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, except for any information that is superseded by information that is included directly in this prospectus supplement and the accompanying prospectus or incorporated by reference from information contained in documents that we file later with the SEC, which will automatically update and supersede this information.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below, which we have filed with the SEC (in each case, File No. 001-12014):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 7, 2013;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed on May 8, 2013;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed on August 7, 2013;

•

our Current Reports on Form 8-K filed on January 28, 2013, February 20, 2013, March 1, 2013 (as amended by Form 8-K/A filed on April 23, 2013), March 7, 2013, March 19, 2013, April 15, 2013, April 23, 2013, May 8, 2013, May 16, 2013, May 23, 2013, June 6, 2013, June 13, 2013, June 20, 2013, July 31, 2013, August 7, 2013 (but, in each case, excluding information furnished but not filed therein);

•

our definitive Proxy Statement filed on April 22, 2013 in connection with our 2013 Annual Meeting of Stockholders, but only to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 12, 2013, and any amendments or reports filed with the SEC for the purpose of updating such descriptions.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus information contained in any reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to the completion or termination of the offering of the shares covered by this prospectus supplement and the accompanying prospectus, other than information that is furnished but not filed with the SEC under those filings.

Any statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that previous statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, at no cost, a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. Requests for such documents shall be directed to:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Attention: Investor Relations

Telephone: (919) 556-3056

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized any person to provide you with any information that is different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We and the underwriters are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction in which such an offer, sale or solicitation is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities.